[Logo of Entergy]                                         Exhibit 99.1

					      For further information:
				Nancy Morovich, VP, Investor Relations
				  Phone 504/576-5506, Fax 504/576-2897
INVESTOR NEWS                                      nmorovi@entergy.com


February 4, 2003


		  ENTERGY REPORTS SOLID EARNINGS FOR
			  FOURTH QUARTER 2002

NEW ORLEANS - Entergy Corporation announced consolidated fourth quarter 2002 as reported earnings per share of $0.33 compared with $0.09 in 2001. Entergy's operational earnings per share for fourth quarter were $0.34 versus $0.18 in fourth quarter 2001. The 89 percent increase in the quarter's operational earnings was driven by the continued strength of Entergy's competitive businesses. Fourth quarter 2002 reported results included special items related to impairments recorded in connection with certain assets and contracts in the non-nuclear wholesale asset business, the impact of which was largely offset by tax benefits recorded in connection with the sale of Damhead Creek, an 800 MW gas-fired plant in the United Kingdom.

For the year 2002, consolidated as reported earnings per share were $2.64 with operational earnings per share of $3.81. This compares with $3.23 in both as reported and operational earnings per share in 2001. Cash flow from operations for fourth quarter 2002 continued to be strong at $511 million which led to the second consecutive year where Entergy generated over $2 billion in operating cash flow.

"2002 was a year of disappointing performance in our industry, and as these results became more common and more unexpected, the crisis in investor confidence affected everyone," said J. Wayne Leonard, Entergy's chief executive officer. "Despite all of this Entergy maintained its strong cash position, improved its credit quality and liquidity, and exceeded its targeted operational earnings growth. We now look ahead in 2003 with renewed commitment to build on our excellence in utility performance, grow our nuclear business, reinforce our energy trading capability, and continue our near five-year record of exceeding expectations."

Table  1 provides a comparative summary of earnings per share for fourth quarter and year-to-date 2002.
---------------------------------------------------------------------
Table 1:  Entergy Corporation Consolidated Results
Fourth Quarter and Year-to-Date 2002 vs. 2001
---------------------------------------------------------------------
(Per share in U.S. $)

				 Fourth Quarter        Year-to-Date
			      2002   2001    $     2002   2001    $
					   Change               Change
As Reported
   U.S. Utility               0.19   0.20  (0.01)  2.57   2.45   0.12
   Parent & Other            (0.11) (0.20)  0.09  (0.17) (0.26)  0.09
   Competitive Businesses     0.25   0.09   0.16   0.24   1.04  (0.80)
			     ----------------------------------------
 Consolidated Earnings        0.33   0.09   0.24   2.64   3.23  (0.59)

Less Special Items
   U.S. Utility                 -      -      -      -   (0.01)  0.01
   Parent & Other               -   (0.03)  0.03     -   (0.08)  0.08
   Competitive Businesses    (0.01) (0.06)  0.05  (1.17)  0.09  (1.26)
			     ----------------------------------------
 Total                       (0.01) (0.09)  0.08  (1.17)    -   (1.17)

Operational
   U.S. Utility               0.19   0.20  (0.01)  2.57   2.46   0.11
   Parent & Other            (0.11) (0.17)  0.06  (0.17) (0.18)  0.01
   Competitive Businesses     0.26   0.15   0.11   1.41   0.95   0.46
			     ----------------------------------------
 Consolidated Earnings        0.34   0.18   0.16   3.81   3.23   0.58

Weather Impact                  -   (0.02)  0.02  (0.01) (0.01)    -
---------------------------------------------------------------------

I. U.S. Utility

In fourth quarter 2002, as reported and operational utility earnings were $0.19 per share, compared to $0.20 in fourth quarter 2001. The decrease in fourth quarter earnings in 2002 compared to 2001 was due primarily to higher intercompany tax accruals and higher operation and maintenance expenses, both of which were largely offset by higher sales volume across all customer classes. The increased operation and maintenance expenses included higher fossil plant outage expense, higher customer service support expense, and higher employee benefits expense. Utility operating cash flow for fourth quarter 2002 was $892 million, an increase of $471 million compared to the same period last year due primarily to the receipt in 2002 of cash for utilization of utility tax losses on the 2001 consolidated tax return.

Higher electricity usage in fourth quarter 2002 increased residential sales by 15 percent, compared to fourth quarter 2001. This significant increase is due to the confluence of positive factors - a return to normal weather and an improved economy - and this rate of growth is not expected to continue going forward. Commercial and governmental sales were up 5 percent, reflecting increased usage across all commercial customer classes, while industrial sales experienced an increase of 2 percent quarter over quarter. Higher usage in the petroleum refining sector was the primary contributor to the increase in industrial usage. The percentage fluctuations in sales across retail customer classes, which totaled 6 percent, is not unusual in the fourth quarter since overall usage for this time of year is generally low and even modest changes in customer demand can represent a significant percentage increase on a relatively small base. Retail sales for the year 2002 were up 2 percent which is in line with historical trends and growth projections for the future. A summary of sales volumes by customer class is included in Appendix A to this release.

For the year 2002, the utility earned $2.57 per share on both an as reported and operational basis, compared with $2.45 per share as reported, and $2.46 per share operational for 2001. The higher earnings in 2002 were due primarily to higher sales volumes across most customer classes, reflecting some strengthening in the economy, as well as reduced expenses as the result of the cessation of goodwill amortization required in accordance with Statement of Financial
Accounting Standards 142. These positive effects were partially offset by higher operation and maintenance expenses reflecting higher fossil plant outage costs and higher nuclear and customer service support costs.

Table  2  provides a summary of the utility's key operational measures with quarter-to-quarter and year-to-date comparisons.
-----------------------------------------------------------------------------
Table 2:  Utility Operational Performance Measures
Fourth Quarter and Year-to-Date 2002 vs. 2001 (see appendix D for definitions of measures)
-----------------------------------------------------------------------------
				  Fourth Quarter           Year-to-Date
			      2002    2001     %    2002       2001      %
					    Change                     Change
Utility
Generation in GWh            19,687  21,245   (7%) 90,051     94,610     (5%)
GWh billed
   Residential                7,279   6,309   15%  32,581     31,080      5%
   Commercial and Gov't       6,811   6,499    5%  28,032     27,299      3%
   Industrial                10,248  10,098    2%  41,018     41,577     (1%)
Operation & maintenance
  expense/MWh                $23.84  $19.44   23%  $19.29     $15.55    24%
Reliability
   SAIFI                       1.99    2.13   (7%)
   SAIDI                        164     162    1%
   Reliability complaints        19      22  (14%)    115        119     (3%)
Number of customers
   Residential                                  2,236,507  2,218,410      1%
   Commercial & Gov't                             317,167    311,215      2%
   Industrial                                      41,133     41,125      0%
-----------------------------------------------------------------------------

The utility continues to pursue the approval of rate plans and mechanisms that provide increased certainty as to the allowable earnings levels as well as incentives to reward operating excellence. These efforts resulted in Entergy Mississippi, Inc. obtaining a rate increase during fourth quarter 2002 which became effective in 2003. Appendix C provides a summary of the utility's pending regulatory events and regulatory recovery mechanisms by operating subsidiary.

II. Parent & Other

Parent & Other recorded a loss of $(0.11) per share in fourth quarter 2002 on both an as reported and operational basis. This compares to a loss of $(0.20) per share as reported, and $(0.17) per share operational, in fourth quarter 2001. The improvement in 2002 was due primarily to a decrease in Parent consolidated tax benefits allocated to other Entergy companies under the Entergy Tax Allocation Agreement, from the 2001 consolidated tax return compared to the 2000 tax return. The decrease in consolidated tax benefits is due to a decreased taxable loss at the Parent in 2001 compared to 2000. In addition, higher interest income contributed to the improved results at Parent in the 2002 period. Finally, fourth quarter 2001 as reported results included the impact of a $(0.03) special item recorded in connection with the write-down of a non-core business investment.

For the full year on an as reported basis, Parent & Other had a loss of $(0.17) per share in 2002 compared to $(0.26) per share in 2001. The improved as reported results reflects the absence in 2002 of special items recorded at Parent & Other during 2001 related to expenses of a terminated merger and the write-down of a non-core business investment. For the full year, Parent & Other had an operational loss of $(0.17) in 2002 compared with an operational loss of $(0.18) in 2001.

III. Competitive Businesses

Earnings were $0.25 per share for the competitive businesses in fourth
quarter  2002  compared to $0.09 in the same period of  2001.   Fourth
quarter 2002 results include a net special item of $(0.01) while 2001 earnings included special items totaling $(0.06). The special amount in 2002 is comprised of impairments recorded in Entergy's non-nuclear wholesale asset business in connection with the RS Cogen project and write-down of a gas generation and services contract entered into by Entergy Power Management Corporation prior to the formation of Entergy-Koch L.P. The impact of these impairments was largely offset by tax benefits recorded as a result of the sale in fourth quarter 2002 of
the  Damhead  Creek  project  in  the UK.   Excluding  special  items,
operational earnings increased 73 percent, from $0.15 per share in fourth quarter 2001 to $0.26 in fourth quarter 2002.

For the year 2002, the decrease in earnings at the competitive businesses, $0.24 per share compared to $1.04, was driven primarily by costs associated with restructuring Entergy's non-nuclear wholesale asset business. Operational results improved from $0.95 per share in 2001 to $1.41 in 2002 due primarily to additional nuclear capacity and higher power contract pricing at Entergy Nuclear and solid results at Entergy-Koch L.P. in both the trading and gas pipeline businesses. Operating cash flow at the competitive businesses for fourth quarter 2002 compared to the same period last year decreased by $59 million to $44 million due primarily to higher costs in Entergy Nuclear as a result of three scheduled plant refueling outages completed in fourth quarter 2002. No refueling outages were conducted in fourth quarter 2001.

Table 3 provides a 2002 vs. 2001 comparison of contributions by competitive business for fourth quarter and year-to-date, on both as reported and operational bases.
----------------------------------------------------------------------
Table 3: Competitive Businesses Contributions to Earnings Per Share Fourth Quarter and Year-to-Date 2002 vs. 2001
----------------------------------------------------------------------
(Per share in U.S. $)
			       Fourth Quarter       Year-to-Date
			    2002  2001      $   2002   2001     $
					 Change               Change
As Reported
Entergy Nuclear             0.15  0.13    0.02  0.88   0.57   0.31
			    --------------------------------------
Energy Commodity Services
  Non-nuclear wholesale
   assets                  (0.05)(0.08)   0.03 (1.22)    -   (1.22)
  Entergy-Koch Trading      0.07  0.01    0.06  0.36   0.34   0.02
  Gulf South Pipeline       0.08  0.03    0.05  0.22   0.13   0.09
			    --------------------------------------
    Total Energy Commodity
      Services              0.10 (0.04)   0.14 (0.64)  0.47  (1.11)
			    --------------------------------------
Total                       0.25  0.09    0.16  0.24   1.04  (0.80)

Less Special Items
Entergy Nuclear              -      -      -      -      -      -
			    --------------------------------------
Energy Commodity Services
  Non-nuclear wholesale    (0.01)(0.06)   0.05 (1.17)  0.09  (1.26)
   assets
  Entergy-Koch Trading       -     -       -     -       -      -
  Gulf South Pipeline        -     -       -     -       -      -
			    --------------------------------------
    Total Energy Commodity
      Services             (0.01)(0.06)   0.05 (1.17)  0.09  (1.26)
			    --------------------------------------
Total                      (0.01)(0.06)   0.05 (1.17)  0.09  (1.26)

Operational
Entergy Nuclear             0.15  0.13    0.02  0.88   0.57   0.31
			    --------------------------------------
Energy Commodity Services
  Non-nuclear wholesale
   assets                  (0.04)(0.02)  (0.02)(0.05) (0.09)  0.04
  Entergy-Koch Trading      0.07  0.01    0.06  0.36   0.34   0.02
  Gulf South Pipeline       0.08  0.03    0.05  0.22   0.13   0.09
			    --------------------------------------
    Total Energy Commodity
      Services              0.11  0.02    0.09  0.53   0.38   0.15
			    --------------------------------------
Total                       0.26  0.15    0.11  1.41   0.95   0.46
----------------------------------------------------------------------

Table 4 provides a summary of Entergy's non-utility generation in MWh sold forward for the years 2003, 2004, and 2005.

----------------------------------------------------------------------
Table 4: Competitive Businesses Percent of Generation Sold Forward Years 2003 through 2005 (see appendix D for definitions of measures)
----------------------------------------------------------------------
						       2003  2004 2005
Entergy Nuclear
Planned TWh of generation                                33    33   34
Percent of total planned competitive generation         91%   91%  90%
Percent of EN's total planned generation sold forward   100   92%  25%
Average realized and assumed contract price per MWh $37 $38 $36 Energy Commodity Services
Planned TWh of generation                                 3     3    4
Percent of total planned competitive generation          9%    9%  10%
Percent of ECS' total planned generation sold forward   38%   18%  22%
Average realized contract spark spread per MWh          $12   $11  $11
Average assumed market spark spread per MWh              $6    $0   $0
Percent of Competitive Businesses' planned              95%   85%  25%
 generation sold forward
----------------------------------------------------------------------

Entergy Nuclear

Entergy Nuclear (EN) earned $0.15 per share compared to $0.13 in fourth quarter 2001 on both as reported and operational basis. The increase was due primarily to the contributions in 2002 from Vermont Yankee, which was acquired in July 2002, as well as to higher pricing in 2002 under certain power purchase contracts. EN's average capacity factor was 78 percent for fourth quarter 2002 as compared to 95 percent for the same period in 2001 due to the impact of three scheduled plant refueling outages. These outages also decreased cash flow from operations this quarter compared to the same period last year. In addition, the amortization of costs associated with these refueling outages, completed at FitzPatrick, Indian Point 2 and Vermont Yankee, increased production costs quarter to quarter.

Table 5 provides a summary of Entergy Nuclear's key operational measures with quarter-to-quarter and year-to-date comparisons.
----------------------------------------------------------------------
Table 5:  Entergy Nuclear Operational Performance Measures
Fourth Quarter and Year-to-Date 2002 vs. 2001 (see appendix D for definitions of measures)
----------------------------------------------------------------------
			     Fourth Quarter         Year-to-Date
			   2002   2001     %    2002    2001     %
					Change                Change
Entergy Nuclear
Net MW in operation       3,955  3,445    15%
Average realized price
  per MWh                 40.87  35.27    16%
Production cost per MWh   22.18  19.55    13%   20.20   18.60    9%
Generation in GWh         6,843  7,260    -6%  29,953  22,614   32%
Capacity factor             78%    95%   -18%      93%     93%   0%
Refueling outage duration


			  Current  Last     %
			  Period  Outage Change
FitzPatrick                  24     38    37%
Indian Point 2               33    (a)
Vermont Yankee               21     22     5%
----------------------------------------------------------------------
(a) Indian Point 2 was last refueled during an extended shutdown in 2000 prior to Entergy's acquisition of the plant.

Energy Commodity Services

Energy Commodity Services (ECS) includes earnings contributions from Entergy-Koch L.P. and Entergy's non-nuclear wholesale assets. ECS recorded earnings of $0.10 per share in fourth quarter 2002 compared to a loss of $(0.04) in the same period last year. The improvement in results reported by ECS in 2002 compared to last year is due primarily to strong earnings in trading, improved results in the gas pipeline business, and the absence in 2002 of losses realized in fourth quarter 2001 in connection with asset sales in the non-nuclear wholesale asset business. Operational earnings in fourth quarter 2002 were $0.11 compared to $0.02 in the same period of 2001. As was the case in the first three quarters of 2002, the income sharing mechanisms that are part of the Entergy-Koch partnership agreement allocated substantially all of the partnership's income to Entergy in the fourth quarter of this year.

Entergy-Koch L.P. contributed higher operational earnings in fourth quarter 2002 compared to the same period in 2001 primarily as a result of earnings at Entergy-Koch Trading (EKT). In addition, Gulf South Pipeline realized higher earnings even as volumes of gas transported decreased due to more favorable transportation contract pricing.

EKT continues to rigorously manage risks while exercising strict trading discipline. Average Daily Earnings at Risk during the fourth quarter increased to $13.1 million, but remains within the risk limits authorized for this business. The duration of the trading book remained relatively short, with essentially all of the mark to market value converting to cash by the end of 2004. Further, 77 percent of the total market value of EKT's mark to market portfolio is based on actively quoted prices and approximately 86 percent of EKT's counterparty credit exposure is associated with companies that currently have investment grade credit ratings. Lastly, mark to market earnings comprised just 21 percent of Entergy's consolidated operational earnings for fourth quarter 2002.

A special item of $(0.01) per share was recorded at Entergy's non-nuclear wholesale asset business. This special item consists of impairments recorded in connection with the RS Cogen project and a gas generation and services contract entered into by Entergy Power
Management Corporation prior to the formation of Entergy-Koch L.P. The impact of these impairments was largely offset by tax benefits recorded as a result of the sale in fourth quarter 2002 of the Damhead Creek project in the UK.


Table  6  provides  a  summary  of  Energy  Commodity  Services'   key
operational   measures  with   quarter-to-quarter  and    year-to-date
comparisons.

----------------------------------------------------------------------
Table 6:  Energy Commodity Services Operational Performance Measures
Fourth Quarter and Year-to-Date 2002 vs. 2001 (see appendix D for definitions of measures)
----------------------------------------------------------------------
				   Fourth Quarter             Year-to-Date
				2002    2001      %      2002    2001     %
					       Change                  Change
Entergy-Koch Trading
Electricity volatility           41%     37%     11%      48%     78%   -38%
Gas volatility                   50%     80%    -38%      61%     72%   -15%
Electricity marketed (GWh)(b)136,833  60,892    125%  408,038 180,893   126%
Gas marketed (Bcf/d) (b)         5.0     3.5     43%      5.8     3.0    93%
Gain/loss days                   1.3     2.2    -41%      1.8     2.8   -35%
Daily average Earnings at Risk  13.1     5.3    147%     10.8     6.4    69%
Gulf South Pipeline
Throughput                      2.22    2.51    -12%     2.40    2.45    -2%
Production cost               $0.113  $0.098     15%   $0.094  $0.093     1%

Non-nuclear Wholesale Assets
Net MW in operation (b)        1,421   2,410    -41%
Generation in GWh                250     196     28%
Average realized price per
  MWh                             14      19    -26%
Net MW under construction        385     373      3%
----------------------------------------------------------------------
(b) Previously reported volumes, which included only U.S. trading, have been adjusted to reflect both U.S. and Europe volumes traded.


Table   7   provides  additional  details  on  Entergy-Koch's  trading activities during 2002.
-------------------------------------------------------------------------
Table 7:  Entergy-Koch Trading Details (see appendix D for definitions of measures)
-------------------------------------------------------------------------

								       2002
								     --------
Changes in Fair Value of Trading Contracts
($ in millions)
Fair value of contracts outstanding at December 31, 2001              106.4
(Gain)/Loss from contracts realized/settled during the period        (346.7)
Initial recorded value of contracts entered into during the period      6.8
Net option premiums received during the period                        (90.1)
Change in fair value of contracts attributable to market movements    414.6
 during the period
Other changes in fair value                                              -
Net change in contracts outstanding during the period                 (15.4)
Fair value of contracts outstanding at December 31, 2002               90.9
Counterparty Credit Exposure
(percent of fair value of contracts at end of period)
Investment Grade                                                        86%
Below Investment Grade or Not-Rated                                     14%

								      2002     2001   Change
								     ------------------------
Balance Sheet ($ in millions)
Mark-to-market accounting detail:
  Fair value of contracts at end of period                             90.9    106.4   (15.4)
Partners' capital                                                      1,209   1,025     184
Fair value of contracts as percent of partners' capital                 8%      10%     -20%

								       2003     2004    2005+  Total
								      -------------------------------
Maturities and Sources for Fair Value of Trading Contracts at
December 31, 2002 ($ in millions)
Prices actively quoted                                                 45.0     45.1   (20.2)   69.9
Prices provided by other sources                                       24.4      3.3     1.9    29.6
Prices based on models                                                (13.3)     1.3     3.4    (8.6)
								      ------------------------------
Total                                                                  56.2     49.7   (15.0)   90.9
----------------------------------------------------------------------------------------------------

IV. Variance Analysis

Tables 8 and 9 below provide fourth quarter and year-to-date 2002 vs. 2001 earnings variance analyses for "U.S. Utility, Parent & Other," "Competitive Businesses," and "Consolidated."

--------------------------------------------------------------------------------------
Table 8: Entergy Corporation Earnings Per Share Variance Analysis
Fourth Quarter 2002 vs. 2001
--------------------------------------------------------------------------------------
(Per share in U.S. $, sorted in consolidated
column, most to least favorable)                  U.S. Utility,   Competitive
						  Parent & Other  Businesses  Consolidated
2001 earnings                                           -            0.09         0.09
Income taxes - other                                   0.11  (c)     0.03  (c)    0.14
Other income (deductions)                              0.03  (d)     0.11  (e)    0.14
Other operation & maintenance expense                 (0.14) (f)     0.25  (g)    0.11
Taxes other than income taxes                          0.03          0.01         0.04
Interest expense and other charges                     0.02          0.01         0.03
Interest and dividend income                          (0.01)         0.04         0.03
Decommissioning expense                                0.01            -          0.01
Asset/contract impairments and restructuring charges    -           (0.01)       (0.01)
Nuclear refueling outage expense                        -           (0.02)       (0.02)
Depreciation/amortization expense                     (0.01)        (0.01)       (0.02)
Cumulative effect of accounting change                  -           (0.10) (h)   (0.10)
Net revenue (loss)                                     0.04  (i)    (0.15) (j)   (0.11)
						      -----         -----        -----
2002 earnings                                          0.08          0.25         0.33
						      -----         -----        -----
--------------------------------------------------------------------------------------


------------------------------------------------------------------------------
Table 9: Entergy Corporation Earnings Per Share Variance Analysis
Year-to-Date 2002 vs. 2001
------------------------------------------------------------------------------
(Per share in U.S. $, sorted in consolidated column, most to least favorable)

					       U.S.
					     Utility,
					    Parent &   Competitive
					      Other    Businesses   Consolidated

2001 earnings                                  2.19        1.04          3.23
Net revenue                                    0.93   (i)  0.47   (j)    1.40
Interest expense and other charges             0.32   (k)  0.01          0.33
Income taxes - other                           0.09   (c)  0.11   (c)    0.20
Other income (deductions)                      0.09   (d)  0.02   (e)    0.11
Taxes other than income taxes                  0.05   (l)    -           0.05
Gain (loss) on sale of assets-net              0.01       (0.01)           -
Share repurchase/dilution effect              (0.03)         -          (0.03)
Nuclear refueling outage expense               0.02       (0.07)  (m)   (0.05)
Decommissioning expense                       (0.07)  (n)    -          (0.07)
Cumulative effect of accounting change           -        (0.10)  (h)   (0.10)
Interest and dividend income                  (0.16)  (o)  0.05         (0.11)
Depreciation/amortization expense             (0.29)  (p) (0.03)        (0.32)
Other operation & maintenance expense         (0.75)  (f) (0.08)  (g)   (0.83)
Asset/contract impairments and restructuring     -        (1.17)  (q)   (1.17)
  charges
					      -----       -----         -----
2002 earnings                                  2.40        0.24          2.64
					      -----       -----         -----
------------------------------------------------------------------------------

(c) Income statement line items are tax effected at the statutory rate. Any difference between the statutory and effective tax rate is reflected in the "Income taxes-other" line.
(d) Other income (deductions) increased due primarily to the suspension of goodwill amortization.
(e) Other income (deductions) increased due primarily to higher Entergy-Koch earnings.
(f) Other operation & maintenance expense for the quarter increased due primarily to higher fossil outage expenses, higher customer service support expenses, and higher employee benefits expenses. The year-to-date increase was due primarily to Entergy Arkansas' ice storm settlement, prior year's reversal of Entergy Arkansas' storm damage expenses, and higher nuclear operation expenses combined with lower nuclear insurance program distributions in the current period.
    Overall expenses were partially offset by no merger related expenses in 2002.
(g) Other operation & maintenance expense for the quarter decreased due primarily to the absence of loss reserves recorded in 2001 on the then pending sale of Latin American assets and other development projects. This decrease was partially offset by the costs associated with the inclusion of operations from Vermont Yankee, acquired in July 2002. On a year-to-date basis, other operation & maintenance expense increased due to the inclusion of a full year's operations of Indian Point 2 as well as Vermont Yankee's operations since acquisition, July 2002. These increases in expense were partially offset by the absence of provisions recorded in 2001 on the then pending sale of Latin American assets and other development projects.
(h) Cumulative effect of accounting change is due to the absence in
    2002 of the positive impact of a 2001 accounting pronouncement that resulted in recording mark to market revenue in 2001 on a Damhead
    Creek gas contract with Shell.
(i) Net revenue increased in fourth quarter 2002 due primarily to the impact of higher sales volumes across all retail customer segments resulting from improvement in the local economy as well as the
    positive effect   of  more  favorable  weather quarter over quarter.
    For the  year-to-date  period,  net  revenues  were favorably  impacted
    by the  recording in   2002   of   revenue   previously deferred at
    Entergy Arkansas per  the Transition  Cost  Account  mechanism.  The ice  storm settlement  with  the Arkansas  Public  Service  Commission
    reached   in   May  2002   authorized previously deferred amounts to be
    recorded as revenue. In addition, net revenue for the year-to-date period increased due to the impact of higher sales volumes noted above. Also, fluctuations in fuel prices that positively impacted unbilled revenue for the year-to-date period led to higher net
    revenue.   This impact is included in Other on the Net Revenue Analysis.

       Utility Net Revenue Variance Analysis, 2002 vs. 2001  ($ EPS)
	Fourth Quarter                      Year-to-Date
	Weather                 0.02   Weather                   -
	Sales growth/pricing    0.06   Sales growth/pricing    0.17
	SERI refund               -    SERI refund             0.19
	Regulatory settlements    -    Regulatory settlements  0.51
	Other                  (0.04)  Other                   0.06
	Total                   0.04   Total                   0.93


(j) Net revenue for the quarter decreased primarily as a result of lower revenues from Damhead Creek and the absence of the gain on the sale of the Saltend plant which occurred in fourth quarter 2001, the impact of which was partially offset by the inclusion of operations of Vermont Yankee. For the year-to-date period, net revenue increased due to the inclusion of operations of Indian Point 2 for the full year 2002, and Vermont Yankee since acquisition in July 2002. Partially offsetting these increases was the lack of Saltend net revenues and the absence of gains on sales of assets, primarily Saltend which was sold in August 2001.
(k) Interest expense & other charges decreased due to the prior year's recording of the effects of the FERC order addressing System Energy Resources, Inc.'s 1995 rate application, as well as decreases due to the retirement and refinancing of long-term debt and the absence of interest expense in 2002 on System Energy's reserve for rate refund which was finalized in late 2001.
(l) Taxes other than income taxes decreased due primarily to the elimination of Entergy Louisiana's franchise tax reserve associated with capital leases in accordance with a recent state court finding.
(m) The increase in nuclear outage refueling expense is due to higher amortization expense for Pilgrim and Indian Point 3 as well as a portion of amortization expense being recorded in 2002 for refueling outages completed in fourth quarter 2002 at Indian Point 2, Vermont Yankee and FitzPatrick.
(n) Decommissioning expense increased due primarily to recording the effects of the FERC order addressing System Energy's 1995 rate application in third quarter 2001.
(o) Interest and dividend income decreased due to lower interest income earned as a result of declining deferred fuel balances on which interest is accrued and due to recording in 2001 the effects of the FERC order addressing System Energy's 1995 rate application.
(p) Depreciation expense increased primarily as a result of recording the effects of the FERC order addressing System Energy's 1995 rate application in third quarter 2001 as well as from higher depreciation on general plant and intangible plant assets.
(q) Asset impairments and restructuring charges reflect the impact of recording costs associated with impairment reserves recorded in connection with certain non-nuclear wholesale assets. The impact of restructuring charges recorded in fourth quarter was largely offset by the positive impact of the sale of Damhead Creek.


Table 10 lists special items by business with quarter-to-quarter and year-to-date comparisons. Special items are those events that are not routine, are related to prior periods, or are related to discontinued
operations.   Special items are included in as reported  earnings  per
share results but excluded from operational earnings per share and the timing of recording such items is made in accordance with generally accepted accounting principles.
-----------------------------------------------------------------------
Table 10: Entergy Corporation Special Items [shown as positive / (negative) impact on earnings]
Fourth Quarter and Year-to-Date 2002 vs. 2001
-----------------------------------------------------------------------
(Per share in U.S. $)             Fourth Quarter      Year-to-Date
			       2002  2001     $    2002   2001    $
					    Change              Change
U.S. Utility Special Items
  Merger expenses                -     -      -      -   (0.01)  0.01
			      ---------------------------------------
Total                            -     -      -      -   (0.01)  0.01
			      ---------------------------------------

Parent & Other Special Items
  Merger expenses                -     -      -      -    (0.05) 0.05
  Write-down of MyHomeKey        -   (0.03)  0.03    -    (0.03) 0.03
   investment
			      ---------------------------------------
Total                            -   (0.03)  0.03    -    (0.08) 0.08
			      ---------------------------------------

Competitive Businesses Special Items
  Energy Commodity Services -
   Gain (loss) on              0.14  (0.14)  0.28  0.23    0.01  0.22
    disposition of assets
   Asset and contract         (0.15)    -   (0.15)(0.62)     -  (0.62)
    impairments
   Turbine commitment            -      -      -  (0.52)     -  (0.52)
   Development costs             -      -      -  (0.09)     -  (0.09)
   Restructuring                 -   (0.02)  0.02 (0.17)  (0.02)(0.15)
   Damhead Creek mark to         -    0.10  (0.10)   -     0.10 (0.10)
    market gas contract
			      ---------------------------------------
Total                         (0.01) (0.06)  0.05 (1.17)   0.09 (1.26)
			      ---------------------------------------
Total Special Items           (0.01) (0.09)  0.08 (1.17)     -  (1.17)
-----------------------------------------------------------------------

V. Other Financial Performance Highlights

Entergy generated $511 million in operating cash in fourth quarter 2002, a decrease of $476 million compared to fourth quarter 2001. The decrease is primarily the result of reduced tax refunds, lower deferred fuel collections and higher nuclear refueling outage costs. For the year 2002, Entergy generated in excess of $2 billion of operating cash making 2002 the second consecutive year that the company has generated more than $2 billion in operating cash flow. At the end of fourth quarter 2002, Entergy had approximately $1.3 billion of cash and cash equivalents and unused revolver capacity of $1,018 million at the Parent and Utility subsidiaries. The current level of cash along with substantial borrowing capacity provides valuable financial flexibility to Entergy.

As reported net margin was 7.22 percent, decreasing slightly from fourth quarter 2001 while operational net margin improved nearly 3 percentage points over last year to 10.43 percent. Return on equity, on an as reported basis, decreased to 7.84 percent while operational return on equity climbed to 11.33 percent resulting in nine consecutive quarters of improvement. Entergy continues to pursue financial and operational objectives to achieve double-digit performance in operational net margins and operational returns on equity.

Entergy's capital structure remains within the target range of 45 to 50 percent debt. The off-balance sheet debt, exclusive of operating leases, equals $409 million and constitutes about 2 percent of total capitalization.


Table 11 provides a summary of financial measures with quarter-to-quarter and year-to-date comparisons.

-------------------------------------------------------------------------------------------------
Table 11:  Entergy Corporation Key Financial Performance Measures
Fourth Quarter and Year-to-Date 2002 vs. 2001 (see appendix D for definitions of measures)
-------------------------------------------------------------------------------------------------
						       Fourth Quarter            Year-to-Date
For 3 months ending December 31                     2002   2001   Change      2002   2001  Change
						   ---------------------
Operating cash flow ($ millions)                     511    987     (476)     2,182  2,216    (34)

For 12 months ending December 31                    2002   2001   Change
						   ---------------------
Return on average invested capital - as reported   5.98%  7.26%   (1.28)%
Return on average invested capital - operational   7.56%  7.26%    0.30%
Return on average common equity - as reported      7.84% 10.04%   (2.20)%
Return on average common equity - operational     11.33% 10.04%    1.29%
Net margin - as reported                           7.22%  7.56%   (0.34)%
Net margin - operational                          10.43%  7.55%    2.88%
FFO interest coverage                               4.62   4.34     0.28
Book value per share                               35.24  33.78     1.46
End of period shares outstanding (millions)        222.4  220.7      1.7

As of December 31 ($ millions)                      2002   2001   Change
						   ---------------------
Revolver capacity                                  1,018  1,210     (192)
Total gross liquidity                              2,353  1,962      391
Total debt                                         8,588  8,227      361
Off-balance sheet liabilities:
Project debt                                           -    265     (265)
Debt of joint ventures  - Entergy's share            409    347       62
Leases - Entergy's share                             395    343       52
						   ---------------------
Total off-balance sheet liabilities                  804    955     (151)
Rating or other contingent liabilities                 -    225     (225)
Net debt to net capital                            46.3%  49.7%    (3.4)%
Net debt including off-balance sheet liabilities   48.9%  52.5%    (3.6)%
-------------------------------------------------------------------------------------------------

Cash and Liquidity

At the end of 2002, Entergy's combined cash balance and unused capacity on bank revolvers was $2.35 billion. Entergy's $1.45 billion corporate revolver, $915 million of which was unused at December 31, 2002, has a stated termination date of May 14, 2003, but can be extended to a one year note at Entergy's discretion through a "term out" provision.

Entergy expects to have significant cash available through 2005 for three potential uses: investments in new businesses or assets, repayment of debt, and dividend increases. In addition, Entergy has numerous liquidity levers that could potentially generate more than $1 billion of additional liquidity, should it be required. These levers include issuing additional Entergy Corporation term debt, reducing capital and operation and maintenance spending, and increasing net debt at the Utility.

Table 12 provides a summary of projected sources and uses of cash for the years 2003 through 2005 in accordance with Entergy's 2003 financial plan. Sources shown on the table include $2.4 billion of new debt that Entergy believes it could issue in association with new
investments while maintaining a net debt ratio of 50% or  less.   This
amount could vary depending upon the type of new investment and the credit market environment.
----------------------------------------------------------------------
Table 12:  Entergy Corporation Projected Sources and Uses of Cash
2003-2005
($ in billions)
----------------------------------------------------------------------
							  2003-2005
Beginning cash at 1/1/03                                     1.3
  Entergy Corp. credit revolver - unused portion    0.9
  Planned refinancings                              3.1
  New debt capacity                                 2.4
      Total financings                                       6.4
Operating cash flow                                          5.2
							   -----
  Total sources                                             12.9

Debt maturities                                              4.4
Capital expenditures                                         3.4
Dividends                                                    1.0
Targeted liquidity                                           0.8
							   -----
  Total uses                                                 9.6

Net Liquidity Available for New Investment, Debt             3.3
Repayment, Dividend Increase
----------------------------------------------------------------------

Capital Expenditures

Entergy's capital plan from 2003 through 2005 calls for $3.4 billion of investment; $2.9 billion of this amount is associated with capital projects that maintain Entergy's existing assets. The remaining $0.5 billion is associated with previously-identified investments such as the steam generator replacement at Arkansas Nuclear One, Unit 1, nuclear plant power uprates at Entergy Nuclear, and the completion of a gas-fired power plant currently under construction in Entergy's non-nuclear wholesale asset business, and a previously-deferred equity investment for Entergy's interest in Entergy-Koch.

Table 13 provides a summary of planned capital expenditures for the period 2003 through 2005.
----------------------------------------------------------------------
Table 13: Entergy Corporation Planned Capital Expenditures 2003-2005 ($ in billions)
----------------------------------------------------------------------
				     2003   2004   2005  Total
Maintenance capital
  U. S. Utility                       0.8    0.8    0.9    2.5
  Entergy Nuclear                     0.1    0.2    0.1    0.4
  Energy Commodity Services            -      -      -      -
				     -------------------------
    Subtotal                          0.9    1.0    1.0    2.9
				     -------------------------
Other capital commitments
  U. S. Utility                       0.1    0.1    0.1    0.3
  Entergy Nuclear                     0.1     -      -     0.1
  Energy Commodity Services           0.0    0.1     -     0.1
				     -------------------------
    Subtotal                          0.2    0.2    0.1    0.5
				     -------------------------
Total Planned Capital Expenditures    1.1    1.2    1.1    3.4
----------------------------------------------------------------------

Debt Refinancing

Entergy has $1.3 billion of debt that matures in 2003, $1.1 billion or 87 percent of which is associated with the Utility. Approximately 63 percent of this amount has been prefunded. Entergy expects to fund approximately $150 million of remaining Utility 2003 maturities and all Entergy Nuclear 2003 maturities with cash. The remaining $266 million of Utility 2003 maturities are expected to be refinanced for periods up to 30 years, consistent with the long term nature of utility assets. Refinancing activity may be modified periodically in response to changing market conditions and capital needs.

Table 14 provides details on Entergy's 2003 debt maturities and refinancing activity through January 31, 2003.

--------------------------------------------------------------------------
Table  14:  Entergy Corporation and Subsidiaries Debt Maturity
and Refinancing Schedule (r)
($ in millions)
--------------------------------------------------------------------------
Scheduled Maturities                       2003     2004   2005-     2010+
							    2009
U. S. Utility                             1,111      855   1,373     3,314
Parent                                        -      595     267         -
Entergy Nuclear                              87       91     344       161
Energy Commodity Services                    79        -       -         -
					 ---------------------------------
     Total                                1,277    1,541   1,984     3,475

2003 Refinancings and cash repayments
 completed through January 31, 2003
U. S. Utility                              (695)
Parent                                        -
Entergy Nuclear                               -
Energy Commodity Services (s)               (79)
					   ----
     Total                                 (774)

Remaining2003  Maturities as of January 31,
2003
U. S. Utility                               416
Parent                                        -
Entergy Nuclear                              87
Energy Commodity Services                     -
					   ----
     Total                                  503
--------------------------------------------------------------------------
(r) Long-term debt, including current portion.
(s) Debt associated with Top of Iowa project retired with funds drawn under the corporate revolver.


VI. Earnings Guidance

"Continued emphasis on operating excellence supported by a solid financial plan produced another quarter of very positive results," said C. John Wilder, Entergy's chief financial officer. "In 2002 we were challenged by extremely difficult market conditions. The success achieved by Entergy as reflected in 2002 results supports our belief that our business fundamentals are sound and our strategic initiatives are on track. We enter 2003 with an economy that has yet to fully recover and with numerous challenges ahead in the energy market.
However, we are committed to diligently manage our businesses consistent with our long-term aspirations in order to deliver sustained value to our shareholders."

Entergy's  2003 earnings guidance is detailed in Table  15.   Earnings
guidance for 2003 includes the impact of Entergy's decision to expense stock options effective first quarter 2003 which is not expected to be material. Additional detail on other key assumptions reflected in the earnings ranges are as follows:
- Approximately 70 percent of 2003 earnings are expected from the Utility. Earnings guidance is based on existing rate plans, including the increased rates put into effect at Entergy Mississippi in
  connection with the Order issued by the MPSC in December  2002.   In
  addition, increased earnings are assumed for Entergy New Orleans based on its pending rate filing, as discussed in Appendix C. Current fuel recovery mechanisms are assumed for all companies as is the full-year impact of 2002 rate actions in Arkansas, Gulf States, and Mississippi. Incremental earnings expected in 2003 are also the result of an increase in overall sales growth. Partially offsetting these revenue enhancements are increases in O&M expense and depreciation.
- More than 20 percent of earnings are expected from Entergy Nuclear, where prices set by power purchase agreements will average $37/MWh. Increases will result from the full year impact of Vermont Yankee, outage differences, power uprates, and reduced overall operating
  costs.   Currently,  EN has sold 100 percent of the  output  of  its generating assets, excluding a portion of uprated capacity, through the end of 2003 at prices that range from $29 to $42 per megawatt hour. Capacity factor assumption for the fleet ranges from 93 to 95 percent. Spring 2003 refueling outages are assumed at the Pilgrim and Indian Point 3 units.
- Energy Commodity Services' guidance is based on contributions from Entergy-Koch at a 50 percent sharing of income, consistent with Entergy's ownership share. Modest growth in trading and pipeline will add to earnings at ECS.
- Parent & Other's guidance is based on modest improvement in corporate expenses along with increased interest expense.

Table 15 provides Entergy's projection of 2003 operational earnings per share with 2002 as reported and operational earnings as its data starting points. At this time, no material special items are expected to be recorded in 2003, hence as reported earnings per share guidance is equal to operational earnings per share guidance.

--------------------------------------------------------------------------
Table 15:  2003 Earnings Per Share Guidance
(Per share in U.S. $)
--------------------------------------------------------------------------

	     2002
	    Earnings  Operational/Special Item                      2003
	      Per        Changes in 2003                       Guidance Range
	     Share
						Range of Impact
Utility
As Reported  2.57
       Less  0.00    Operational items:
    special
      items
	     ----
Operational  2.57    Increased revenues due to    0.24    0.27
		      rate actions and sales
		      growth
		     Increased O&M,              (0.11)  (0.09)
		      depreciation, other
						 -------------
			 Total Operational        0.13    0.18   2.70   2.75
		     -------------------------------------------------------

		     Special items:
		     None                           -       -
						 -------------
			  Total As Reported                      2.70   2.75
		     -------------------------------------------------------
Entergy Nuclear
As Reported  0.88
       Less  0.00    Operational items:
    special
      items
	     ----
Operational  0.88    Increased revenue due to     0.05    0.07
		      increased Mwhs produced
		     Decreased revenue due to    (0.02)  (0.02)
		      lower PPA pricing
		     Increased outage            (0.08)  (0.08)
		      amortization expense
		     Decreased O&M expense,       0.07    0.10
		      other
						 -------------
			 Total Operational        0.02    0.07   0.90   0.95
		     -------------------------------------------------------

		     Special items:
		     None                           -       -
						 -------------
			  Total As Reported                      0.90   0.95
		     -------------------------------------------------------
Energy Commodity Services
As Reported (0.64)
       Less (1.17)   Operational items:
    special
      items
	     ----
Operational  0.53    Decreased contribution      (0.21)  (0.21)
		      from Entergy-Koch (t)
		     Increased income from        0.02    0.06
		      commodity trading
		     Increased income from        0.01    0.02
		      pipeline operations
						 -------------
			 Total Operational       (0.18)  (0.13)  0.35   0.40
		     -------------------------------------------------------

		     Special items:
		     None                           -       -
						 -------------
			  Total As Reported                      0.35   0.40
		     -------------------------------------------------------
Parent & Other
As Reported (0.17)
       Less  0.00    Operational items:
    special
      items
	    -----
Operational (0.17)   Increased netinterest       (0.05)  (0.03)
		      expense
		     Decreased corporate          0.02    0.05
		      expense
						 -------------
			 Total Operational       (0.03)   0.02  (0.20) (0.15)
		     -------------------------------------------------------

		     Special items:
		     None                           -       -
						 -------------
			  Total As Reported                     (0.20) (0.15)
		     -------------------------------------------------------
Total
As Reported  2.64
       Less (1.17)
    special
      items
	    -----
Operational  3.81      Total Operational for 2003                3.75   3.95
----------------------------------------------------------------------------


		       Total As Reported for 2003                3.75   3.95
----------------------------------------------------------------------------

(t) Reflects 2002 earnings associated with disproportionate income sharing.

Entergy's goal is to grow earnings at an average annual rate of 8 to 10 percent in 2003 and beyond. Entergy expects to achieve its targeted earnings by growing its existing businesses at approximately 6 percent with the remaining 2 to 4 percent from new capital investments. Entergy has acknowledged that such growth is achievable only if new investments can be made over the next several years. Entergy continues to remain confident that investment opportunities will be available and as such believes the targeted level of earnings growth is achievable beyond 2003. At the same time Entergy has consistently maintained a strict policy that new investments must exceed (on an ex ante basis) the incremental average project cost of capital while maintaining corporate credit metrics.


Appendix A provides details of kwh sales and customer statistics for the Utility.

Appendix A:  Utility Electric Energy Sales & Customers
     Three Months Ended December
							% Weather
				    2002    2001     %   Adjusted
				      (Millions of kwh)
ELECTRIC ENERGY SALES:
  Residential                       7,279   6,309   15.4   10.7
  Commercial                        6,135   5,873    4.5    3.2
  Governmental                        676     626    7.8    7.4
  Industrial                       10,248  10,098    1.5    1.5
				  ---------------
   Total to Ultimate Customers     24,338  22,906    6.2    3.7
  Wholesale                         2,298   1,892   21.5
				  ---------------
   Total Sales                     26,636  24,798    7.4
				  ===============


	   Year to Date December

				  2002     2001     %
				   (Millions of kwh)
ELECTRIC ENERGY SALES:
  Residential                    32,581   31,080   4.8
  Commercial                     25,354   24,706   2.6
  Governmental                    2,678    2,593   3.3
  Industrial                     41,018   41,577  (1.3)
				----------------
   Total to Ultimate Customers  101,631   99,956   1.7
  Wholesale                       9,828    8,896  10.5
				----------------
   Total Sales                  111,459  108,852   2.4
				================

	  December

				2002         2001      %

ELECTRIC CUSTOMERS (YEAR TO DATE AVERAGE):
  Residential                 2,236,507   2,218,410   0.8
  Commercial                    302,173     296,534   1.9
  Governmental                   14,994      14,681   2.1
  Industrial                     41,133      41,125   0.0
			      ---------------------
    Total Ultimate Customers  2,594,807   2,570,750   0.9
  Wholesale                          40          39   2.6
			      ---------------------
    Total Customers           2,594,847   2,570,789   0.9
			      =====================

Appendix B provides a side by side comparison of historical performance metrics.


Appendix B: Historical Performance Metrics (see appendix D for definitions of measures)
		 1Q01    2Q01    3Q01    4Q01    1Q02    2Q02    3Q02    4Q02     01      02
										  YTD     YTD
Financial
   $ EPS (as     0.69    1.06    1.39    0.09   (0.35)   1.06    1.59    0.33    3.23    2.64
    reported)
   $ EPS         0.75    1.06    1.24    0.18    0.80    1.17    1.50    0.34    3.23    3.81
   (operational)
 Trailing Twelve Months
   ROIC - as     7.02    7.09    7.39    7.26    5.76    5.59    5.61    5.98    7.26    5.98
    reported (%)
   ROIC -        7.23    7.38    7.44    7.26    7.24    7.20    7.27    7.56    7.26    7.56
    operational
    (%)
   ROE - as     10.45   10.36   10.27   10.04    6.80    6.64    7.10    7.84   10.04    7.84
    reported (%)
   ROE -        10.94   11.03   10.38   10.04   10.20   10.28   10.82   11.32   10.04   11.32
    operational
    (%)
   FFO interest  4.05    3.84    3.96    4.34    4.26    4.39    5.12    4.62    4.34    4.62
    coverage
   Net debt/net  51.5    51.1    50.6    49.7    48.7    49.1    47.6    46.3    49.7    46.3
    capital (%)
Utility
   Generation  21,470  23,814  28,081  21,245  21,032  22,698  26,635  19,687  94,610  90,051
    in GWh
   GWh billed
    Residential 7,537   6,733  10,502   6,309   7,274   7,202  10,827   7,279  31,080  32,581
    Commercial &6,189   6,538   8,073   6,499   6,215   6,766   8,240   6,811  27,299  28,032
     Gov't
    Industrial 10,311  10,710  10,457  10,098   9,590  10,341  10,839  10,248  41,577  41,018
   O&M         $14.86  $14.33  $14.17  $19.44  $16.79  $23.87  $14.01  $23.84  $15.55  $19.29
    expense/MWh
   Reliability
      SAIFI       2.3     2.2     2.1     2.1     2.0     2.0     2.1     2.0     2.1     2.0
      SAIDI     174.0   169.5   164.1   162.0   151.0   150.7   161.2   164.0   162.0   164.0
Nuclear
   Net MW in    2,475   2,475   3,445   3,445   3,445   3,445   3,955   3,955   3,445   3,955
    operation
   Average     $34.12  $35.66  $34.62  $35.27  $37.14  $39.88  $42.59  $40.87  $34.90  $40.07
    realized
    price per
    MWh
   Production  $17.48  $18.41  $17.06  $19.55  $19.62  $19.40  $18.49  $22.18  $18.60  $20.20
    cost/MWh
   Generation   5,258   4,208   5,887   7,260   7,509   7,449   8,152   6,843  22,614  29,953
    in GWh
   Capacity     98.3%   77.8%   97.5%   95.0%  100.3%   98.5%   96.8%   78.0%   93.0%   93.0%
    factor
Energy Commodity Services
 Entergy-Koch Trading
   Electricity     95      91      75      37      39      51      57      41      78      48
    volatility
    (%)
   Gas             87      52      69      80      79      53      58      50      72      61
    volatility
    (%)
   Gain/loss      2.2     4.3     3.3     2.2     2.1     1.7     2.0     1.3     2.8     1.8
    days
 Gulf South Pipeline
   Throughput    2.46    2.26    2.56    2.51    2.66    2.31    2.27    2.22    2.45    2.40
   Production   0.090   0.095   0.088   0.098   0.077   0.096   0.096   0.113   0.093   0.094
    cost ($)
 Non-nuclear Wholesale Assets
   Net MW in    1,210   3,368   2,330   2,410   1,870   1,209   1,209   1,421   2,410   1,421
    operation
---------------------------------------------------------------------------------------------



Appendix C provides a summary of the Utility's pending regulatory events and regulatory recovery mechanisms by operating subsidiary.

Appendix C:  Utility Regulatory Summary Table
Fourth Quarter 2002
    Company       Allowed   Pending Cases/Events      Fuel Recovery
		    ROE                                 Mechanism
Entergy Arkansas   11.0%    No   cases   pending.  Annual reset  based
			    ROE and TCA mechanism  on   prior   year's
			    expired on 12/31/01.   cost

Entergy Gulf       10.95%   Base   rates   frozen  Fuel   Factor  with
States - TX                 since      Settlement  semi-annual   reset
			    order issued in  June  based    on     gas
			    1999.   Freeze   will  prices.   Surcharge
			    likely extend  to  at  and refund material
			    least  January  2004,  under-  and   over-
			    current      earliest  recoveries    semi-
			    expected   date   for  annually  based  on
			    retail open access.    actual cost.

Entergy Gulf       11.1%    In December 2002 EGSI  Monthly reset  with
States - LA                 settled    the    4th  60 day lag based on
			    through    the    8th  prior   two  months
			    earnings      reviews  actual   fuel   and
			    which reaffirmed  the  purchased     power
			    11.1% ROE.  The  2002  costs plus 1/12  of
			    revenue review  (9th)  unrecovered    fuel
			    and       prospective  balance.
			    revenue   study   are
			    currently     pending
			    before     commission
			    with hearings set for
			    October   2003.    In
			    conjunction      with
			    commission     staff,
			    EGSI  is  pursuing  a
			    formula   rate   plan
			    proposal  that  could
			    be in place in 2003.

Entergy            9.7%-    In  discussions  with  Monthly reset  with
Louisiana        11.3% (u)  the      LPSC      on  60 day lag based on
			    developing a  formula  prior   two  months
			    rate plan.  Absent  a  actual   fuel   and
			    formula rate plan  or  purchased     power
			    a      base      rate  costs plus 1/12  of
			    proceeding  by   June  unrecovered    fuel
			    2003, ELI will file a  balance.
			    revenue analysis.

Entergy           10.64%-   Annual  formula  rate  Quarterly     reset
Mississippi      12.86%(t)  plan in place with an  based on forecasted
			    ROE    midpoint    of  costs   plus    any
			    11.75%  in accordance  deferred       fuel
			    with MPSC Order dated  balance  (over   or
			    December  13,   2002.  under-recovery)
			    The   Order  provided  from   the   second
			    for   a   base   rate  prior quarter.
			    increase   of   $48.2
			    million on an  annual
			    basis,      effective
			    December 31, 2002.


Entergy New        11.4%    Rate  case  filed  in  Monthly reset  with
Orleans                     May  2002  requesting  60 day lag based on
			    an  increase  of  $44  prior   two  months
			    million.   Resolution  actual   fuel   and
			    expected in mid 2003.  purchased     power
						   costs   plus   1/12
						   unrecovered    fuel
						   balance.

System Energy      10.94%   No cases pending.      Actual costs billed
Resources, Inc.                                    as incurred.


(u) If Entergy Louisiana, Inc. and Entergy Mississippi, Inc. earn outside of the bandwidth range, rates will be adjusted on a prospective basis. For ELI, if earnings are above the bandwidth range, rates are reduced by 60 percent of the overage, and if below, increased by 60 percent of the shortfall. Entergy Mississippi, Inc. has a similar provision except the rate increase or decrease is 50 percent of any overage or shortfall outside of the bandwidth range.

Appendix D provides definitions of certain operational and financial performance measures referenced in this release.

Appendix D: Definitions of Operational and Financial Performance Measures Operational Measures
 Utility
 Generation in GWh         Total  number of GWh produced by all utility
			   generation facilities
 GWh billed                Total  number of GWh billed to all  customer
			   classes
 Operation & maintenance   Operation   and  maintenance   and   nuclear
 expense                   refueling   expenses  per   MWh   generated,
			   excluding fuel
 SAIFI                     System average interruption frequency index
 SAIDI                     System average interruption duration index
 Reliability complaints    Number    of    complaints   to   regulators
			   concerning reliability issues
 Number of customers       Year-to-date average number of customers
 Competitive Businesses
 Planned TWh of            Amount of output expected to be generated by
 generation                Entergy Nuclear for nuclear units, or by non-
			   nuclear wholesale assets for fossil and wind
			   units,     considering    plant    operating
			   characteristics,   outage   schedules,   and
			   expected  market  conditions  which   impact
			   dispatch
 Percent of planned        Percent   of   planned  generation   output,
 generation sold forward   excluding   output  associated  with   plant
			   uprates,   sold   forward   under   capacity
			   contract,   forward  physical  contract   or
			   forward financial contract, consistent  with
			   assumptions used in earnings guidance
 Average realized and      Price/spark   spread  at  which   generation
 assumed contract          output  is  expected to  be  sold  to  third
 price/spark spread per    parties,   given  existing  and  anticipated
 MWh                       contracts/market  prices based  on  expected
			   dispatch
 Entergy Nuclear
 Net MW in operation       Installed  capacity  owned  or  operated  by
			   Entergy Nuclear
 Average  realized  price  As  reported  revenue per MWh generated  for
 per MWh                   all non-utility nuclear operations
 Production cost per MWh   Operation and maintenance expenses per MWh
 Generation in GWh         Total  number of GWh produced  by  all  non-
			   utility nuclear facilities
 Capacity factor           The  percentage of the period that the plant
			   generates  power calculated by dividing  the
			   output  by the capacity and normalizing  the
			   time period
 Refueling         outage  Number  of  generation  days  lost   for   a
 duration                  scheduled   refueling   outage   that    was
			   completed during the quarter
 Energy         Commodity
 Services
 Entergy-Koch Trading
 Electricity volatility    Average  volatility  of  into-Cinergy  power
			   prices  for  the  period.   The  changes  in
			   volatility numbers for the comparative prior
			   year  periods are the result of a refinement
			   of  the definition of the initial month used
			   in  the time period selected over which  the
			   calculation of power and gas volatilities is
			   measured.
 Gas volatility            Average volatility of Henry Hub spot  prices
			   for  the  period.  (See note to  Electricity
			   Volatility immediately above.
 Electricity     marketed  Total  physical GWh volumes marketed in  the
 (GWh)                     U.S. and Europe during the period
 Gas marketed (Bcf/d)      Physical Bcf/d volumes marketed in the  U.S.
			   and Europe during the period
 Gain/loss days            Ratio  of  days where trading gains exceeded
			   trading  losses in the aggregate across  all
			   commodities
 Daily  average  Earnings  Daily  value at risk in millions of  dollars
 at Risk                   for the period
 Gulf South Pipeline
 Throughput                Gas  in  Bcf/d  transported by the  pipeline
			   during the period
 Production cost           Cost  in  $/mmbtu associated with delivering
			   gas, excluding cost of gas
 Non-nuclear    Wholesale
 Assets
 Net MW in operation       Total MW owned and operated
 Generation in GWh         Total  number of GWh produced  by  all  non-
			   nuclear wholesale generating assets
 Average  realized  price  As  reported  revenue per MWh generated  for
 per MWh                   all non-nuclear wholesale generating assets
 Net       MW       under  Total MW owned and under construction
 construction
 Mark-to-Market
 Disclosures
 Mark-to-market earnings   After-tax   net   income  of   projects   or
 as percent of             businesses   with  mark-to-market   earnings
 consolidated earnings     divided by consolidated operational earnings



 Appendix D: Definitions of Operational and Financial Performance Measures (continued)
 Financial Measures
 Operational net income     As   reported  net  income  adjusted   to
			    exclude the impact of special items
 Return on average          12-months rolling net income adjusted  to
 invested capital - as      include  preferred  dividends  and   tax-
 reported                   effected  interest  expense  divided   by
			    average invested capital
 Return on average          12-months rolling operational net  income
 invested capital -         adjusted  to include preferred  dividends
 operational                and tax-effected interest expense divided
			    by average invested capital
 Return on average common   12-months  rolling net income divided  by
 equity - as reported       average common equity
 Return on average common   12-months rolling operational net  income
 equity - operational       divided by average common equity
 Net margin - as reported   12-months  rolling net income divided  by
			    12 months rolling revenue
 Net margin - operational   12-months rolling operational net  income
			    divided by 12 months rolling revenue
 FFO interest coverage      12-months rolling operational net  income
			    plus noncash items included in net income
			    plus  interest paid, divided by  interest
			    expense; reflects adjustments provided to
			    rating agencies
 Book value per share       Common  equity divided by end  of  period
			    shares outstanding
 Revolver capacity          Amount  of undrawn capacity remaining  on
			    corporate and subsidiary revolvers
 Total gross liquidity      Sum of cash and revolver capacity
 Total debt                 Sum  of short-term and long-term debt and
			    capital leases on the balance sheet  less
			    non-recourse debt
 Project debt               Financing  at  subsidiaries  to   support
			    specific projects
 Debt of joint ventures     Debt issued for Entergy-Koch L.P. and  RS
 (Entergy share)            Cogen joint ventures
 Leases (Entergy share)     Operating  leases  held  by  subsidiaries
			    capitalized at implicit interest rate
 Rating or other            Parent   guarantees   for   which    cash
 contingent liabilities     collateral  may be required in  event  of
			    downgrade below investment grade
 Net debt to net capital    Gross debt less cash and cash equivalents
			    divided by total capitalization less cash
			    and cash equivalents
 Net debt including off- Sum of gross debt and off-balance sheet balance sheet liabilities debt less cash and cash equivalents
			    divided by total capitalization less cash and cash equivalents



Entergy's common stock is listed on the New York, Chicago, and Pacific
		   exchanges under the symbol "ETR".

      Additional investor information can be accessed on-line at
		       www.entergy.com/earnings

Teleconference and Webcast Details
Entergy's senior management team will host an earnings conference call at 10:00 a.m. CST, Tuesday, February 4, 2003. The call can be accessed by dialing 719-457-2621, the confirmation code is 629149. Please call no more than 15 minutes prior to the scheduled start time. The call can also be accessed and the presentation slides viewed via Entergy's web site at www.entergy.com/webcasts. A replay of the teleconference will be available through Tuesday, February 11, 2003 by dialing 719-457-0820 or 888-203-1112, confirmation code 629149. The
replay   will   also   be   available  on  Entergy's   web   site   at
www.entergy.com/webcasts.

**********************************************************************
The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Investors are cautioned that forward-looking statements contained herein with respect to the revenues, earnings, performance, strategies, prospects and other aspects of the business of Entergy Corporation, Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc., Entergy New Orleans, Inc., and System Energy Resources, Inc. and their affiliated companies may involve risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties relating to: the effects of weather, the performance of generating units and transmission systems, the possession of nuclear materials, fuel and purchased power prices and availability, the effects of regulatory decisions and changes in law, litigation, capital spending requirements, and the availability of capital, the onset of competition, the ability to recover net regulatory assets and other potential stranded costs, the effects of the California electricity market on the utility industry nationally, advances in technology, changes in accounting standards, corporate restructuring and changes in capital structure, the success of new business ventures, changes in the markets for electricity and other energy-related commodities, including the use of financial and derivative instruments and volatility of changes in market prices, changes in the number of participants and the risk profile of such participants in the energy marketing and trading business, changes in interest rates and in financial and foreign currency markets generally, the economic climate and growth in Entergy's service territories, changes in corporate strategies, and other factors.


Entergy Corporation

Consolidating Balance Sheet
December 31, 2002
(Dollars in thousands)
(Unaudited)

							 U.S.       Parent &    Competitive  Eliminations   Consolidated
						      Utilities     Other       Businesses
			   ASSETS

CURRENT ASSETS
 Cash and cash equivalents:
    Cash                                              $  118,625     $ 5,011     $  46,152      $      -     $  169,788
    Temporary cash investments - at cost,
    which approximates market                            969,077      24,518       171,665             -      1,165,260
    Special deposits                                           -          31           249             -            280
						     -----------  ----------   -----------   -----------    -----------
     Total cash and cash equivalents                   1,087,702      29,560       218,066             -      1,335,328
						     -----------  ----------   -----------   -----------    -----------
Other temporary investments                                    -           -             -             -              -
Notes receivable                                              13     501,161       403,393      (902,490)         2,078
Accounts receivable:
   Customer                                              321,942       1,273             -             -        323,215
   Allowance for doubtful accounts                       (10,277)     (2,364)         (500)            -        (13,141)
   Associated companies                                   19,907     159,628      (137,646)      (41,889)             -
   Other                                                  98,294       1,083       131,100             -        230,477
   Accrued unbilled revenues                             318,101       1,032             -             -        319,133
						     -----------  ----------   -----------   -----------    -----------
     Total receivables                                   747,967     160,652        (7,046)      (41,889)       859,684
Deferred fuel costs                                       55,653           -             -             -         55,653
Accumulated deferred income taxes                         14,872          18             -       (14,890)             -
Fuel inventory - at average cost                          94,183           -         2,266            18         96,467
Materials and supplies - at average cost                 333,977          25       191,898             -        525,900
Deferred nuclear refueling outage costs                   51,541           -       112,106             -        163,646
Prepayments and other                                    131,092       3,557        32,176             -        166,827
						     -----------  ----------   -----------   -----------    -----------
TOTAL                                                  2,517,000     694,973       952,859      (959,251)     3,205,583
						     -----------  ----------   -----------   -----------    -----------

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity                         214   8,897,127       823,996    (8,897,127)       824,209
Decommissioning trust funds                              839,405           -     1,229,793             -      2,069,198
Non-utility property - at cost (less accumulated
    depreciation)                                        222,519      74,204           571             -        297,294
Other                                                     21,084      33,677       559,378      (343,249)       270,889
						     -----------  ----------   -----------   -----------    -----------
TOTAL                                                  1,083,222   9,005,008     2,613,738    (9,240,376)     3,461,590
						     -----------  ----------   -----------   -----------    -----------

PROPERTY, PLANT, AND EQUIPMENT

Electric                                              25,226,879       8,498     1,554,161             -     26,789,538
Property under capital lease                             746,624           -             -             -        746,624
Natural gas                                              209,913          57             -             -        209,969
Construction work in progress                            797,128      27,927       411,786        (3,949)     1,232,891
Nuclear fuel under capital lease                         259,433           -             -             -        259,433
Nuclear fuel                                              24,475           -       239,134             -        263,609
						     -----------  ----------   -----------   -----------    -----------
TOTAL PROPERTY, PLANT AND EQUIPMENT                   27,264,452      36,482     2,205,081        (3,949)    29,502,064
Less - accumulated depreciation and amortization      12,140,375       4,703       162,035             -     12,307,112
						     -----------  ----------   -----------   -----------    -----------
PROPERTY, PLANT AND EQUIPMENT - NET                   15,124,077      31,779     2,043,046        (3,949)    17,194,952
						     -----------  ----------   -----------   -----------    -----------

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
    SFAS 109 regulatory asset - net                      844,105           -             -             -        844,105
    Unamortized loss on reacquired debt                  155,161           -             -             -        155,161
    Other regulatory assets                              737,528           -             -             -        737,528
  Long-term receivables                                   24,703           -             -             -         24,703
  Goodwill                                               374,099           -         3,073             -        377,172
  Other                                                  213,220     492,931       779,032      (538,809)       946,374
						     -----------  ----------   -----------   -----------    -----------
TOTAL                                                  2,348,816     492,931       782,105      (538,809)     3,085,043
						     -----------  ----------   -----------   -----------    -----------
TOTAL ASSETS                                         $21,073,115 $10,224,691   $ 6,391,748  $(10,742,385)   $26,947,168
						     ===========  ==========   ===========   ===========    ===========
*Totals may not foot due to rounding.


Entergy Corporation

Consolidating Balance Sheet
December 31, 2002
(Dollars in thousands)
(Unaudited)

							 U.S.       Parent &    Competitive  Eliminations   Consolidated
						      Utilities     Other       Businesses
	    LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES

Currently maturing long-term debt                    $ 1,110,741    $      -    $   80,579    $        -     $1,191,320
Notes payable:
  Associated companies                                         -     421,155       482,447      (903,602)             -
  Other                                                       47           -           304             -            351
Account payable:
  Associated companies                                   (11,912)    150,651      (102,580)      (36,160)             -
  Other                                                  704,964      17,729       132,752             -        855,446
Customer deposits                                        198,100         179           163             -        198,442
Taxes accrued                                             75,044      25,943       284,328             -        385,315
Accumulated deferred income taxes                              -           -        41,359       (14,890)        26,468
Nuclear refueling outage costs                            14,244           -             -             -         14,244
Interest accrued                                         165,903       3,138         6,399             -        175,440
Obligations under capital leases                         153,822           -             -             -        153,822
Other                                                     68,830      12,844        98,147        (8,479)       171,341
						     -----------  ----------   -----------   -----------    -----------
TOTAL                                                  2,479,783     631,639     1,023,898      (963,131)     3,172,189
						     -----------  ----------   -----------   -----------    -----------

DEFERRED CREDITS AND OTHER LIABILITIES

Accumulated deferred income taxes                      3,526,638     (34,323)     (286,804)            -      3,205,512
Accumulated deferred investment tax credits              447,925           -             -             -        447,925
Taxes accrued                                            986,000      45,000        14,000             -      1,045,000
Obligations under capital leases                         155,934           -             9             -        155,943
Other regulatory liabilities                             185,579           -             -             -        185,579
Decommisioning                                           302,202           -     1,263,796             -      1,565,997
Transition to competition                                 79,098           -             -             -         79,098
Regulatory reserves                                       56,438           -             -             -         56,438
Accumulated provisions                                   299,462       1,679        88,726             -        389,868
Other                                                  1,042,378     104,968       503,199      (505,314)     1,145,231
						     -----------  ----------   -----------   -----------    -----------
TOTAL                                                  7,081,654     117,324     1,582,926      (505,314)     8,276,591
						     -----------  ----------   -----------   -----------    -----------

Long-term debt                                         5,542,438     915,611       697,352       (68,402)     7,086,999
Preferred stock with sinking fund                         24,327           -             -             -         24,327
Preferred stock without sinking fund                     334,337           -        91,940       (91,940)       334,337
Company-obligated mandatorily redeemable
  preferred securities of subsidiary trust holding
  solely junior subordinated deferrable debentures       215,000           -             -             -        215,000

SHAREHOLDERS' EQUITY

  Common stock                                         2,225,870       1,360     1,696,327    (3,921,075)         2,482
       Authorized shares  500,000,000
       Issued shares CY  248,174,087
  Paid-in capital                                      1,784,097   5,757,779     1,030,284    (3,905,407)     4,666,753
  Retained earnings                                    1,500,609   3,553,724       337,699    (1,453,338)     3,938,693
  Accumulated other comprehensive income (loss)            5,000      (5,415)      (25,362)        2,906        (22,872)
  Less - treasury stock, at cost                         120,000     747,331        43,316      (163,316)       747,331
       Shares CY  25,752,410
						     -----------  ----------   -----------   -----------    -----------
TOTAL                                                  5,395,576   8,560,117     2,995,632    (9,113,598)     7,837,725
						     -----------  ----------   -----------   -----------    -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY           $21,073,115 $10,224,691    $6,391,748  $(10,742,385)   $26,947,168
						     ===========  ==========   ===========   ===========    ===========

* Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2001
(Dollars in thousands)
(Unaudited)

							 U.S.       Parent &    Competitive  Eliminations   Consolidated
						      Utilities     Other       Businesses
			   ASSETS

CURRENT ASSETS
 Cash and cash equivalents:
    Cash                                              $   94,340     $ 2,638     $  32,888      $      -     $  129,866
    Temporary cash investments - at cost,
    which approximates market                            360,491      25,239       232,598             -        618,327
    Special deposits                                           -         267         3,113             -          3,380
						     -----------  ----------   -----------   -----------    -----------
     Total cash and cash equivalents                     454,831      28,144       268,599             -        751,573
						     -----------  ----------   -----------   -----------    -----------
Other temporary investments                              145,218       4,782             -             -        150,000
Notes receivable                                              73     293,621       239,678      (531,235)         2,137
Accounts receivable:
   Customer                                              294,691         108            (1)            -        294,799
   Allowance for doubtful accounts                        (8,847)     (2,064)       (8,345)            -        (19,255)
   Associated companies                                   26,876      94,578       (77,107)      (44,347)             -
   Other                                                 146,143       4,240       135,339           950        286,671
   Accrued unbilled revenues                             268,578           -           102             -        268,680
						     -----------  ----------   -----------   -----------    -----------
     Total receivables                                   727,441      96,862        49,988       (43,397)       830,895
Deferred fuel costs                                      172,444           -             -             -        172,444
Accumulated deferred income taxes                         27,098           8             -       (20,618)         6,488
Fuel inventory - at average cost                          95,863           -         1,615            18         97,497
Materials and supplies - at average cost                 325,713          30       134,900             -        460,644
Deferred nuclear refueling outage costs                   27,332           -        52,424             -         79,755
Prepayments and other                                    100,423       3,444       101,231             -        205,097
						     -----------  ----------   -----------   -----------    -----------
TOTAL                                                  2,076,436     426,891       848,435      (595,232)     2,756,530
						     -----------  ----------   -----------   -----------    -----------

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity                         216   8,781,346       765,889    (8,781,347)       766,103
Decommissioning trust funds                              854,705           -       921,245             -      1,775,950
Non-utility property - at cost (less accumulated
    depreciation)                                        224,688      41,307        29,621             -        295,616
Other                                                     18,946      69,693       430,060       (23,158)       495,542
						     -----------  ----------   -----------   -----------    -----------
TOTAL                                                  1,098,555   8,892,346     2,146,815    (8,804,505)     3,333,211
						     -----------  ----------   -----------   -----------    -----------

PROPERTY, PLANT, AND EQUIPMENT

Electric                                              24,491,170       5,758     1,862,748             -     26,359,376
Property under capital lease                             753,310           -             -             -        753,310
Natural gas                                              201,841           -             -             -        201,841
Construction work in progress                            711,670       9,214       168,224        (6,278)       882,829
Nuclear fuel under capital lease                         265,464           -             -             -        265,464
Nuclear fuel                                              36,611           -       195,775             -        232,387
						     -----------  ----------   -----------   -----------    -----------
TOTAL PROPERTY, PLANT AND EQUIPMENT                   26,460,066      14,972     2,226,747        (6,278)    28,695,507
Less - accumulated depreciation and amortization      11,674,308       4,167       127,103             -     11,805,578
						     -----------  ----------   -----------   -----------    -----------
PROPERTY, PLANT AND EQUIPMENT - NET                   14,785,758      10,805     2,099,644        (6,278)    16,889,929
						     -----------  ----------   -----------   -----------    -----------

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
    SFAS 109 regulatory asset - net                      946,126           -             -             -        946,126
    Unamortized loss on reacquired debt                  166,546           -             -             -        166,546
    Other regulatory assets                              707,439           -             -             -        707,439
  Long-term receivables                                   28,091          (8)            -             -         28,083
  Goodwill                                               374,099           -         3,073             -        377,172
  Other                                                  126,644     460,927       583,214      (465,511)       705,275
						     -----------  ----------   -----------   -----------    -----------
TOTAL                                                  2,348,945     460,919       586,287      (465,511)     2,930,641
						     -----------  ----------   -----------   -----------    -----------
TOTAL ASSETS                                         $20,309,695  $9,790,961   $ 5,681,181   $(9,871,526)   $25,910,311
						     ===========  ==========   ===========   ===========    ===========
*Totals may not foot due to rounding.


Entergy Corporation

Consolidating Balance Sheet
December 31, 2001
(Dollars in thousands)
(Unaudited)

							 U.S.       Parent &    Competitive  Eliminations   Consolidated
						      Utilities     Other       Businesses
	    LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES

Currently maturing long-term debt                    $   584,438    $      -    $   98,333    $        -      $ 682,771
Notes payable:
  Associated companies                                         -     229,444       302,774      (532,218)             -
  Other                                                      713     350,001           304             -        351,018
Account payable:
  Associated companies                                    (3,677)     96,911       (62,040)      (31,194)             -
  Other                                                  508,333       6,147        78,049             -        592,529
Customer deposits                                        188,176          53             -             -        188,230
Taxes accrued                                            350,178     183,270        16,685             -        550,133
Accumulated deferred income taxes                              -           -        20,618       (20,618)             -
Nuclear refueling outage costs                             2,080           -             -             -          2,080
Interest accrued                                         180,276       2,239         9,905             -        192,420
Obligations under capital leases                         149,352           -             -             -        149,352
Other                                                    176,907       9,357       222,554       (12,203)       396,616
						     -----------  ----------   -----------   -----------    -----------
TOTAL                                                  2,136,777     877,422       687,182      (596,233)     3,105,149
						     -----------  ----------   -----------   -----------    -----------

DEFERRED CREDITS AND OTHER LIABILITIES

Accumulated deferred income taxes                      3,558,937     (35,485)       51,212             -      3,574,664
Accumulated deferred investment tax credits              471,090           -             -             -        471,090
Taxes accrued                                                  -     400,000             -             -        400,000
Obligations under capital leases                         181,070           -            15             -        181,085
Other regulatory liabilities                             135,878           -             -             -        135,878
Decommisioning                                           285,029           -       909,304             -      1,194,333
Transition to competition                                231,512           -             -             -        231,512
Regulatory reserves                                       37,591           -             -             -         37,591
Accumulated provisions                                   291,192          (4)      134,210             -        425,399
Other                                                    852,388      44,437       346,043      (441,828)       801,040
						     -----------  ----------   -----------   -----------    -----------
TOTAL                                                  6,044,687     408,948     1,440,784      (441,828)     7,452,592
						     -----------  ----------   -----------   -----------    -----------

Long-term debt                                         6,007,199      15,307     1,360,464       (61,942)     7,321,028
Preferred stock with sinking fund                         26,185           -             -             -         26,185
Preferred stock without sinking fund                     334,337           -             -             -        334,337
Company-obligated mandatorily redeemable
  preferred securities of subsidiary trust holding
  solely junior subordinated deferrable debentures       215,000           -             -             -        215,000

SHAREHOLDERS' EQUITY

  Common stock                                         2,225,870     402,665     1,566,689    (4,192,740)         2,482
       Authorized shares  500,000,000
       Issued shares CY  248,174,087
  Paid-in capital                                      1,784,097   5,528,328       578,083    (3,227,805)     4,662,704
  Retained earnings                                    1,535,757   3,387,557       164,110    (1,448,978)     3,638,448
  Accumulated other comprehensive income (loss)             (214)    (70,447)      (87,516)       69,383        (88,794)
  Less - treasury stock, at cost                               -     758,820        28,616       (28,616)       758,820
       Shares CY  27,441,384
						     -----------  ----------   -----------   -----------    -----------
TOTAL                                                  5,545,510   8,489,283     2,192,750    (8,771,524)     7,456,020
						     -----------  ----------   -----------   -----------    -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY           $20,309,695  $9,790,961    $5,681,181   $(9,871,526)   $25,910,311
						     ===========  ==========   ===========   ===========    ===========

* Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2002 vs December 31, 2001
Increase/(Decrease)
(Dollars in thousands)
(Unaudited)

							     U.S.     Parent &  Competitive Eliminations   Consolidated
							  Utilities   Other     Businesses
		   ASSETS
CURRENT ASSETS

 Cash and cash equivalents:
    Cash                                                    $ 24,285   $  2,373   $  13,264     $       -    $  39,922
    Temporary cash investments - at cost,
    which approximates market                                608,586       (721)    (60,933)            -      546,933
    Special deposits                                               -       (236)     (2,864)            -       (3,100)
							 ----------- ----------  ----------   -----------  -----------
      Total cash and cash equivalents                        632,871      1,416     (50,533)            -      583,755
							 ----------- ----------  ----------   -----------  -----------
Other temporary investments                                 (145,218)    (4,782)          -             -     (150,000)
Notes receivable                                                 (60)   207,540     163,715      (371,255)         (60)
Accounts receivable:
   Customer                                                   27,251      1,165           1             -       28,416
   Allowance for doubtful accounts                            (1,430)      (300)      7,845             -        6,114
   Associated companies                                       (6,969)    65,050     (60,539)        2,458            -
   Other                                                     (47,849)    (3,157)     (4,239)         (950)     (56,194)
   Accrued unbilled revenues                                  49,523      1,032        (102)            -       50,453
							 ----------- ----------  ----------   -----------  -----------
     Total receivables                                        20,526     63,790     (57,034)        1,508       28,789
Deferred fuel costs                                         (116,791)         -           -             -     (116,791)
Accumulated deferred income taxes                            (12,226)        10           -         5,728       (6,488)
Fuel inventory - at average cost                              (1,680)         -         651             -       (1,030)
Materials and supplies - at average cost                       8,264         (5)     56,998             -       65,256
Deferred nuclear refueling outage costs                       24,209          -      59,682             -       83,891
Prepayments and other                                         30,669        113     (69,055)            -      (38,270)
							 ----------- ----------  ----------   -----------  -----------
TOTAL                                                        440,564    268,082     104,424      (364,019)     449,053
							 ----------- ----------  ----------   -----------  -----------

	      OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity                              (2)   115,781      58,107      (115,780)      58,106
Decommissioning trust funds                                  (15,300)         -     308,548             -      293,248
Non-utility property - at cost (less accumulated
  depreciation)                                               (2,139)    32,897     (29,050)            -        1,678
Other                                                          2,138    (36,016)    129,318      (320,091)    (224,653)
							 ----------- ----------  ----------   -----------  -----------
		   TOTAL                                     (15,333)   112,662     466,923      (435,871)     128,379
							 ----------- ----------  ----------   -----------  -----------

PROPERTY, PLANT, AND EQUIPMENT

Electric                                                     735,709      2,740    (308,587)            -      429,862
Property under capital lease                                  (6,686)         -           -             -       (6,686)
Natural gas                                                    8,072         57           -             -        8,128
Construction work in progress                                 85,458     18,713     243,562         2,329      350,062
Nuclear fuel under capital lease                              (6,031)         -           -             -       (6,031)
Nuclear fuel                                                 (12,136)         -      43,359             -       31,222
							 ----------- ----------  ----------   -----------  -----------
TOTAL PROPERTY, PLANT AND EQUIPMENT                          804,386     21,510     (21,666)        2,329      806,557
Less - accumulated depreciation and amortization             466,067        536      34,932             -      501,534
							 ----------- ----------  ----------   -----------  -----------
PROPERTY, PLANT AND EQUIPMENT - NET                          338,319     20,974     (56,598)        2,329      305,023
							 ----------- ----------  ----------   -----------  -----------

	    DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
    SFAS 109 regulatory asset - net                         (102,021)         -           -             -     (102,021)
    Unamortized loss on reacquired debt                      (11,385)         -           -             -      (11,385)
    Other regulatory assets                                   30,089          -           -             -       30,089
  Long-term receivables                                       (3,388)         8           -             -       (3,380)
  Goodwill                                                         -          -           -             -            -
  Other                                                       86,576     32,004     195,818       (73,298)     241,099
							 ----------- ----------  ----------   -----------  -----------
TOTAL                                                           (129)    32,012     195,818       (73,298)     154,402
							 ----------- ----------  ----------   -----------  -----------
TOTAL ASSETS                                             $   763,420 $  433,730  $  710,567   $  (870,859) $ 1,036,858
							 =========== ==========  ==========   ===========  ===========
*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2002 vs December 31, 2001
Increase/(Decrease)
(Dollars in thousands)
(Unaudited)

							     U.S.     Parent &  Competitive Eliminations   Consolidated
							  Utilities    Other     Businesses

	LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES

Currently maturing long-term debt                          $ 526,303  $       -    $(17,754)     $      -   $  508,549
Notes payable:
  Associated companies                                             -    191,711     179,673      (371,384)           -
  Other                                                         (666)  (350,001)          -             -     (350,667)
Account payable:
  Associated companies                                        (8,235)    53,740     (40,540)       (4,966)           -
  Other                                                      196,631     11,582      54,703             -      262,917
Customer deposits                                              9,924        126         163             -       10,212
Taxes accrued                                               (275,134)  (157,327)    267,643             -     (164,818)
Accumulated deferred income taxes                                  -          -      20,741         5,728       26,468
Nuclear refueling outage costs                                12,164          -           -             -       12,164
Interest accrued                                             (14,373)       899      (3,506)            -      (16,980)
Obligations under capital leases                               4,470          -           -             -        4,470
Other                                                       (108,077)     3,487    (124,407)        3,724     (225,275)
							 ----------- ----------  ----------   -----------  -----------
TOTAL                                                        343,006   (245,783)    336,716      (366,898)      67,040
							 ----------- ----------  ----------   -----------  -----------

      DEFERRED CREDITS AND OTHER LIABILITIES

Accumulated deferred income taxes                            (32,299      1,162    (338,016)            -     (369,152)
Accumulated deferred investment tax credits                  (23,165)         -           -             -      (23,165)
Taxes accrued                                                986,000   (355,000)     14,000             -      645,000
Obligations under capital leases                             (25,136)         -          (6)            -      (25,142)
Other regulatory liabilities                                  49,701          -           -             -       49,701
Decommisioning                                                17,173          -     354,492             -      371,664
Transition to competition                                   (152,414)         -           -             -     (152,414)
Regulatory reserves                                           18,847          -           -             -       18,847
Accumulated provisions                                         8,270      1,683     (45,484)            -      (35,531)
Other                                                        189,990     60,531     157,156       (63,486)     344,191
							 ----------- ----------  ----------   -----------  -----------
TOTAL                                                      1,036,967   (291,624)    142,142       (63,486)     823,999
							 ----------- ----------  ----------   -----------  -----------

Long-term debt                                              (464,761)   900,304    (663,112)       (6,460)    (234,029)
Preferred stock with sinking fund                             (1,858)         -           -             -       (1,858)
Preferred stock without sinking fund                               -          -      91,940       (91,940)           -
Company-obligated mandatorily redeemable
  preferred securities of subsidiary trust holding
  solely junior subordinated deferrable debentures                 -          -           -             -            -

SHAREHOLDERS' EQUITY

  Common stock                                                     -   (401,305)    129,638       271,665            -
       Authorized shares
       Issued shares CY
  Paid-in capital                                                  -    299,451     452,201      (677,602)       4,049
  Retained earnings                                          (35,148)   166,167     173,589        (4,360)     300,245
  Accumulated other comprehensive income (loss)                5,214     65,032      62,154       (66,477)      65,922
  Less - treasury stock, at cost                             120,000    (11,489)     14,700      (134,700)     (11,489)
							 ----------- ----------  ----------   -----------  -----------
TOTAL                                                       (149,934)    70,834     802,882      (342,074)     381,705
							 ----------- ----------  ----------   -----------  -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY               $   763,420 $  433,730  $  710,567   $  (870,859) $ 1,036,858
							 =========== ==========  ==========   ===========  ===========

*Totals may not foot due to rounding.


Entergy Corporation

Consolidating Income Statement
Three Months Ended December 31, 2002
(Dollars in thousands)
(Unaudited)
								    U.S.       Parent &    Competitive   Eliminations Consolidated
								  Utilities      Other      Businesses
OPERATING REVENUES:
     Domestic electric                                            $ 1,521,104   $        -      $      -   $      (412)  $1,520,692
     Natural gas                                                       35,040            -             -             -       35,040
     Competitive businesses                                                 -       10,135       313,039          (160)     323,014
								  -----------   ----------      --------   -----------   ----------
			 Total                                      1,556,144       10,135       313,039          (572)   1,878,746

OPERATING EXPENSES:
      Operating and Maintenance:
	  Fuel, fuel related expenses, and gas purchased for resale   489,165            -        52,940             -      542,106
	  Purchased power                                             197,333        1,474         8,503          (454)     206,857
								  -----------   ----------      --------   -----------   ----------

     Gross Margin                                                     869,646        8,661       251,596          (118)   1,129,783
     Margin %                                                           55.9%        85.5%         80.4%         20.6%        60.1%

	  Nuclear refueling outage expenses                            14,120            -        17,415             -       31,535
	  Provision for turbine commitments, asset impairments
	    and restructuring charges                                       -            -        36,899             -       36,899
	  Other operation and maintenance                             455,164       28,402       188,792          (377)     671,981
     Decommissioning                                                    5,869            -             -             -        5,869
     Taxes other than income taxes                                     76,462          588        11,658             -       88,709
								  -----------   ----------      --------   -----------   ----------
			 Total                                      1,238,113       30,464       316,208          (831)   1,583,956
								  -----------   ----------      --------   -----------   ----------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION       318,031      (20,329)       (3,169)          259      294,790
								  -----------   ----------      --------   -----------   ----------
Margin %                                                                20.4%      (200.6%)        (1.0%)       (45.3%)       15.7%

DEPRECIATION AND AMORTIZATION:
     Depreciation and amortization                                    196,415        1,048        16,311             -      213,774
     Other regulatory charges (credits)                                 7,504            -             -             -        7,504
								  -----------   ----------      --------   -----------   ----------
			Total                                         203,920        1,048        16,311             -      221,278
								  -----------   ----------      --------   -----------   ----------

OPERATING INCOME (LOSS)                                               114,111      (21,377)      (19,480)          259       73,512
								  -----------   ----------      --------   -----------   ----------
Margin %                                                                 7.3%      (210.9%)        (6.2%)       (45.3%)        3.9%

OTHER INCOME (DEDUCTIONS):
     Allowance for equity funds used during construction                7,928            -             -             -        7,928
     Gain/(loss) on sale of assets - net                                3,017            -         1,216             -        4,232
     Interest and dividend income                                       3,665       10,065        43,988       (11,318)      46,400
     Equity in earnings of unconsolidated equity affiliates                (2)           -        62,378             -       62,376
     Miscellaneous - net                                               (7,283)        (529)       (2,764)         (260)     (10,836)
								  -----------   ----------      --------   -----------   ----------
			  Total                                         7,324        9,536       104,818       (11,577)     110,100
								  -----------   ----------      --------   -----------   ----------

INTEREST AND OTHER CHARGES:
     Interest on long-term debt                                       116,150          640        13,989             -      130,779
     Other interest - net                                               4,368       10,218        26,620       (11,318)      29,889
     Distributions on preferred securities of subsidiaries              4,709            -             -             -        4,709
     Allowance for borrowed funds used during construction             (6,059)           -             -             -       (6,059)
								  -----------   ----------      --------   -----------   ----------
			 Total                                        119,169       10,858        40,609       (11,318)     159,318
								  -----------   ----------      --------   -----------   ----------

INCOME (LOSS) BEFORE INCOME TAXES                                       2,267      (22,699)       44,729             -       24,294

INCOME TAXES                                                          (46,046)       1,006       (12,337)            -      (57,377)
								  -----------   ----------      --------   -----------   ----------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE            48,312      (23,705)       57,066             -       81,671

CUMULATIVE EFFECT OF ACCOUNTING (net of taxes)                              -            -             -             -            -
								  -----------   ----------      --------   -----------   ----------

CONSOLIDATED NET INCOME (LOSS)                                         48,312      (23,705)       57,066             -       81,671

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER                                                               5,916            -             -             -        5,916
								  -----------   ----------      --------   -----------   ----------

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK                         $   42,396    $ (23,705)     $ 57,066     $       -   $   75,755
								  ===========   ==========      ========   ===========   ==========
Margin %                                                                 3.1%      (233.9%)        18.2%             -         4.3%

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
   BASIC                                                                $0.19       ($0.11)        $0.26                      $0.34
   DILUTED                                                              $0.19       ($0.11)        $0.25                      $0.33
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
   BASIC                                                                                                                221,191,119
   DILUTED                                                                                                              226,639,072

*Totals may not foot due to rounding.


Entergy Corporation

Consolidating Income Statement
Three Months Ended December 31, 2001
(Dollars in thousands)
(Unaudited)
								    U.S.       Parent &    Competitive   Eliminations Consolidated
								  Utilities      Other      Businesses
OPERATING REVENUES:
     Domestic electric                                            $ 1,395,057   $        -      $      -   $        49   $1,395,107
     Natural gas                                                       26,758            -             -             -       26,758
     Competitive businesses                                                 -        8,152       458,638        (3,348)     463,442
								  -----------   ----------      --------   -----------   ----------
			 Total                                      1,421,815        8,152       458,638        (3,299)   1,885,307

OPERATING EXPENSES:
      Operating and Maintenance:
	  Fuel, fuel related expenses, and gas purchased for resale   488,741            -       116,004             -      604,745
	  Purchased power                                              98,965           44        36,613        (3,024)     132,597
								  -----------   ----------      --------   -----------   ----------

     Gross Margin                                                     834,110        8,109       306,021          (275)   1,147,965
     Margin %                                                           58.7%        99.5%         66.7%          8.3%        60.9%

	  Nuclear refueling outage expenses                            15,123            -         9,454             -       24,578
	  Provision for turbine commitments, asset impairments
	    and restructuring charges                                       -            -             -             -            -
	  Other operation and maintenance                             397,962       34,907       262,770          (805)     694,835
     Decommissioning                                                    7,938            -             -             -        7,938
     Taxes other than income taxes                                     86,105          634        17,393             -      104,132
								  -----------   ----------      --------   -----------   ----------
			 Total                                      1,094,834       35,584       442,235        (3,830)   1,568,825
								  -----------   ----------      --------   -----------   ----------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION       326,981      (27,432)       16,403           531      316,482
								  -----------   ----------      --------   -----------   ----------
Margin %                                                                23.0%      (336.5%)         3.6%        (16.1%)       16.8%

DEPRECIATION AND AMORTIZATION:
     Depreciation and amortization                                    191,665        1,254        14,015             -      206,933
     Other regulatory charges (credits)                               (14,616)           -             -             -      (14,616)
								  -----------   ----------      --------   -----------   ----------
			Total                                         177,048        1,254        14,015             -      192,317
								  -----------   ----------      --------   -----------   ----------

OPERATING INCOME (LOSS)                                               149,933      (28,686)        2,388           531      124,165
								  -----------   ----------      --------   -----------   ----------
Margin %                                                                10.5%      (351.9%)         0.5%        (16.1%)        6.6%

OTHER INCOME (DEDUCTIONS):
     Allowance for equity funds used during construction                6,950            -             -             -        6,950
     Gain/(loss) on sale of assets - net                                  642          (32)        2,355             -        2,966
     Interest and dividend income                                      11,703        7,471        20,020        (3,683)      35,511
     Equity in earnings of unconsolidated equity affiliates                 -            -        18,237             -       18,238
     Miscellaneous - net                                              (15,744)        (529)         (348)         (531)     (17,151)
								  -----------   ----------      --------   -----------   ----------
			  Total                                         3,552        6,911        40,265        (4,214)      46,514
								  -----------   ----------      --------   -----------   ----------

INTEREST AND OTHER CHARGES:
     Interest on long-term debt                                       116,594            -        41,954             -      158,547
     Other interest - net                                              13,113        9,567        (5,109)       (3,683)      13,887
     Distributions on preferred securities of subsidiaries              4,709            -             -             -        4,709
     Allowance for borrowed funds used during construction             (5,701)           -             -             -       (5,701)
								  -----------   ----------      --------   -----------   ----------
			 Total                                        128,714        9,567        36,844        (3,683)     171,442
								  -----------   ----------      --------   -----------   ----------

INCOME (LOSS) BEFORE INCOME TAXES                                      24,771      (31,342)        5,809             -         (763)

INCOME TAXES                                                          (25,667)      11,586        10,200             -       (3,880)
								  -----------   ----------      --------   -----------   ----------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE            50,437      (42,928)       (4,392)            -        3,117

CUMULATIVE EFFECT OF ACCOUNTING (net of taxes)                              -            -        23,482             -       23,482
								  -----------   ----------      --------   -----------   ----------

CONSOLIDATED NET INCOME (LOSS)                                         50,437      (42,928)       19,090             -       26,599

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER                                                               5,948            -             -             -        5,948
								  -----------   ----------      --------   -----------   ----------

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK                         $   44,489    $ (42,928)     $ 19,090     $       -   $   20,651
								  ===========   ==========      ========   ===========   ==========
Margin %                                                                 3.1%      (526.6%)         4.2%             -         1.1%

EARNINGS PER AVERAGE COMMON SHARE:
   BASIC                                                                $0.20       ($0.20)        $0.09                      $0.09
   DILUTED                                                              $0.20       ($0.20)        $0.09                      $0.09
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
   BASIC                                                                                                                221,050,278
   DILUTED                                                                                                              224,583,984

*Totals may not foot due to rounding.



Entergy Corporation

Consolidating Income Statement
Three Months Ended December 31, 2002 vs. 2001
Increase/(Decrease)
(Dollars in thousands)
(Unaudited)
								       U.S.     Parent &   Competitive  Eliminations Consolidated
								    Utilities     Other     Businesses
OPERATING REVENUES:
     Domestic electric                                               $ 126,047      $    -    $      -   $     (461)   $  125,586
     Natural gas                                                         8,282           -           -            -         8,282
     Competitive businesses                                                  -       1,983    (145,599)       3,188      (140,428)
								     ---------    --------    --------    ---------    ----------
			 Total                                         134,329       1,983    (145,599)       2,727        (6,561)

OPERATING EXPENSES:
      Operating and Maintenance:
	  Fuel, fuel related expenses, and gas purchased for resale        425           -     (63,064)           -       (62,639)
	  Purchased power                                               98,368       1,431     (28,110)       2,570        74,259
								     ---------    --------    --------    ---------    ----------

     Gross Margin                                                       35,537         553     (54,425)         157       (18,181)
     Margin %                                                            (2.8%)     (14.0%)      13.6%        12.3%         (0.8%)

	  Nuclear refueling outage expenses                             (1,003)          -       7,961            -         6,957
	  Provision for turbine commitments, asset impairments
	    and restructuring charges                                        -           -      36,899            -        36,899
	  Other operation and maintenance                               57,202      (6,505)    (73,978)         428       (22,854)
     Decommissioning                                                    (2,069)          -           -            -        (2,069)
     Taxes other than income taxes                                      (9,643)        (46)     (5,735)           -       (15,423)
								     ---------    --------    --------    ---------    ----------
			 Total                                         143,279      (5,120)   (126,027)       2,999        15,131
								     ---------    --------    --------    ---------    ----------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AND AMORTIZATION                                                        (8,950)      7,103     (19,572)        (272)      (21,692)
								     ---------    --------    --------    ---------    ----------
Margin %                                                                 (2.6%)     135.9%       (4.6%)      (29.2%)        (1.1%)

DEPRECIATION AND AMORTIZATION:
     Depreciation and amortization                                       4,751        (206)      2,296            -         6,841
     Other regulatory charges (credits)                                 22,121           -           -            -        22,121
								     ---------    --------    --------    ---------    ----------
			Total                                           26,872        (206)      2,296            -        28,962
								     ---------    --------    --------    ---------    ----------

OPERATING INCOME (LOSS)                                                (35,822)      7,309     (21,868)        (272)      (50,653)
								     ---------    --------    --------    ---------    ----------
Margin %                                                                 (3.2%)     141.0%       (6.7%)      (29.2%)        (2.7%)

OTHER INCOME (DEDUCTIONS):
     Allowance for equity funds used during construction                   978           -           -            -           978
     Gain/(loss) on sale of assets - net                                 2,375          32      (1,139)           -         1,267
     Interest and dividend income                                       (8,038)      2,594      23,968       (7,635)       10,890
     Equity in earnings of unconsolidated equity affiliates                 (2)          -      44,141            -        44,139
     Miscellaneous - net                                                 8,460           -      (2,416)         272         6,315
								     ---------    --------    --------    ---------    ----------
			  Total                                          3,773       2,626      64,553       (7,363)       63,588
								     ---------    --------    --------    ---------    ----------

INTEREST AND OTHER CHARGES:
     Interest on long-term debt                                           (443)        640     (27,965)           -       (27,768)
     Other interest - net                                               (8,748)        651      31,729       (7,635)       16,002
     Distributions on preferred securities of subsidiaries                   -           -           -            -             -
     Allowance for borrowed funds used during construction                (358)          -           -            -          (358)
								     ---------    --------    --------    ---------    ----------
			 Total                                          (9,545)      1,291       3,765       (7,635)      (12,124)
								     ---------    --------    --------    ---------    ----------

INCOME (LOSS) BEFORE INCOME TAXES                                      (22,504)      8,643      38,921            -        25,059

INCOME TAXES                                                           (20,379)    (10,580)    (22,537)           -       (53,497)
								     ---------    --------    --------    ---------    ----------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE             (2,125)     19,223      61,458            -        78,555

CUMULATIVE EFFECT OF ACCOUNTING (net of taxes)                               -           -     (23,482)           -       (23,482)
								     ---------    --------    --------    ---------    ----------

CONSOLIDATED NET INCOME (LOSS)                                          (2,125)     19,223      37,976            -        55,073

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER                                                                  (32)          -           -            -           (32)
								     ---------    --------    --------    ---------    ----------

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK                           $  (2,092)   $ 19,223    $ 37,976    $       -      $ 55,106
								     =========    ========    ========    =========    ==========
Margin %                                                                  3.1%     (233.9%)      18.2%            -          4.3%

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
   BASIC                                                                ($0.01)      $0.09       $0.17                      $0.25
   DILUTED                                                              ($0.01)      $0.09       $0.16                      $0.24

*Totals may not foot due to rounding.


Entergy Corporation

Consolidating Income Statement
Year to Date December 31, 2002
(Dollars in thousands)
(Unaudited)
									U.S.     Parent &  Competitive  Eliminations Consolidated
								      Utilities    Other    Businesses
OPERATING REVENUES:
     Domestic electric                                                $6,648,156  $       -    $      -    $   (1,742)  $6,646,414
     Natural gas                                                         125,353          -           -             -      125,353
     Competitive businesses                                                    -     40,729   1,494,909        (2,369)   1,533,268
								      ----------  ---------  ----------    ----------  -----------
			 Total                                         6,773,509     40,729   1,494,909        (4,111)   8,305,035

OPERATING EXPENSES:
      Operating and Maintenance:
	  Fuel, fuel related expenses, and gas purchased for resale    1,941,349          -     213,247             -    2,154,596
	  Purchased power                                                764,350      2,339      68,840        (3,195)     832,334
								      ----------  ---------  ----------    ----------  -----------

     Gross Margin                                                      4,067,810     38,390   1,212,822          (916)   5,318,105
     Margin %                                                              60.1%      94.3%       81.1%         22.3%        64.0%

	  Nuclear refueling outage expenses                               58,802          -      46,791             -      105,592
	  Provision for turbine commitments, asset impairments
	    and restructuring charges                                          -          -     428,456             -      428,456
	  Other operation and maintenance                              1,678,569     85,617     725,880        (1,954)   2,488,112
     Decommissioning                                                      30,458          -           -             -       30,458
     Taxes other than income taxes                                       333,204      2,546      44,712             -      380,462
								      ----------  ---------  ----------    ----------  -----------
			 Total                                         4,806,731     90,502   1,527,926        (5,149)   6,420,010
								      ----------  ---------  ----------    ----------  -----------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AND AMORTIZATION                                                       1,966,778    (49,773)    (33,017)        1,038    1,885,025
								      ----------  ---------  ----------    ----------  -----------
Margin %                                                                   29.0%    (122.2%)      (2.2%)       (25.2%)       22.7%

DEPRECIATION AND AMORTIZATION:
     Depreciation and amortization                                       769,799      5,143      64,239             -      839,181
     Other regulatory charges (credits)                                 (141,836)         -           -             -     (141,836)
								      ----------  ---------  ----------    ----------  -----------
			Total                                            627,963      5,143      64,239             -      697,345
								      ----------  ---------  ----------    ----------  -----------

OPERATING INCOME (LOSS)                                                1,338,815    (54,916)    (97,256)        1,038    1,187,680
								      ----------  ---------  ----------    ----------  -----------
Margin %                                                                   19.8%    (134.8%)      (6.5%)       (25.2%)       14.3%

OTHER INCOME (DEDUCTIONS):
     Allowance for equity funds used during construction                  31,658          -           -             -       31,658
     Gain/(loss) on sale of assets - net                                   5,394          2       1,216             -        6,612
     Interest and dividend income                                         23,231     35,433      97,401       (37,741)     118,325
     Equity in earnings of unconsolidated equity affiliates                   (2)         -     205,342             -      205,340
     Miscellaneous - net                                                 (12,678)     5,243      (5,709)       (1,038)     (14,182)
								      ----------  ---------  ----------    ----------  -----------
			  Total                                           47,603     40,678     298,250       (38,779)     347,753
								      ----------  ---------  ----------    ----------  -----------

INTEREST AND OTHER CHARGES:
     Interest on long-term debt                                          443,154        640      63,810             -      507,604
     Other interest - net                                                 28,249     34,939      91,071       (37,741)     116,519
     Distributions on preferred securities of subsidiaries                18,838          -           -             -       18,838
     Allowance for borrowed funds used during construction               (24,538)         -           -             -      (24,538)
								      ----------  ---------  ----------    ----------  -----------
			 Total                                           465,703     35,579     154,881       (37,741)     618,423
								      ----------  ---------  ----------    ----------  -----------

INCOME (LOSS) BEFORE INCOME TAXES                                        920,715    (49,817)     46,113             -      917,010

INCOME TAXES                                                             313,752    (11,252)     (8,562)            -      293,938
								      ----------  ---------  ----------    ----------  -----------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE              606,963    (38,565)     54,675             -      623,072

CUMULATIVE EFFECT OF ACCOUNTING CHANGE (net of taxes)                          -          -           -             -            -
								      ----------  ---------  ----------    ----------  -----------

CONSOLIDATED NET INCOME (LOSS)                                           606,963    (38,565)     54,675             -      623,072

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER                                                                 23,712          -           -             -       23,712
								      ----------  ---------  ----------    ----------  -----------

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK                             $ 583,251   $(38,565)   $ 54,675    $        -     $599,360
								      ==========  =========  ==========    ==========  ===========
Margin %                                                                    8.6%     (94.7%)       3.7%             -         7.2%

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
   BASIC                                                                   $2.61     ($0.17)      $0.25                      $2.69
   DILUTED                                                                 $2.57     ($0.17)      $0.24                      $2.64
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
   BASIC                                                                                                               223,047,431
   DILUTED                                                                                                             227,303,103

*Totals may not foot due to rounding.


Entergy Corporation

Consolidating Income Statement
Year to Date December 31, 2001
(Dollars in thousands)
(Unaudited)
									U.S.     Parent &  Competitive  Eliminations Consolidated
								      Utilities    Other    Businesses
OPERATING REVENUES:
     Domestic electric                                                $7,247,018  $       -    $      -    $   (2,191)  $7,244,827
     Natural gas                                                         185,902          -           -             -      185,902
     Competitive businesses                                                    -     34,603   2,159,729        (4,162)   2,190,170
								      ----------  ---------  ----------    ----------  -----------
			 Total                                         7,432,920     34,603   2,159,729        (6,353)   9,620,899

OPERATING EXPENSES:
      Operating and Maintenance:
	  Fuel, fuel related expenses, and gas purchased for resale    2,769,917          -     911,760             -    3,681,677
	  Purchased power                                                810,448         44     214,877        (3,937)   1,021,432
								      ----------  ---------  ----------    ----------  -----------

     Gross Margin                                                      3,852,555     34,559   1,033,092        (2,417)   4,917,790
     Margin %                                                              51.8%      99.9%       47.8%         38.0%        51.1%

	  Nuclear refueling outage expenses                               65,752          -      23,392             -       89,145
	  Provision for turbine commitments, asset impairments
	    and restructuring charges                                          -          -           -             -            -
	  Other operation and maintenance                              1,405,393     85,508     664,802        (3,960)   2,151,742
     Decommissioning                                                       3,189          -           -             -        3,189
     Taxes other than income taxes                                       352,200      2,587      45,062             -      399,849
								      ----------  ---------  ----------    ----------  -----------
			 Total                                         5,406,899     88,139   1,859,893        (7,896)   7,347,034
								      ----------  ---------  ----------    ----------  -----------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AND AMORTIZATION                                                       2,026,021    (53,536)    299,836         1,543    2,273,865
								      ----------  ---------  ----------    ----------  -----------
Margin %                                                                   27.3%    (154.7%)      13.9%        (24.3%)       23.6%

DEPRECIATION AND AMORTIZATION:
     Depreciation and amortization                                       664,144      4,515      52,373             -      721,033
     Other regulatory charges (credits)                                  (20,510)         -           -             -      (20,510)
								      ----------  ---------  ----------    ----------  -----------
			Total                                            643,634      4,515      52,373             -      700,523
								      ----------  ---------  ----------    ----------  -----------

OPERATING INCOME (LOSS)                                                1,382,387    (58,051)    247,463         1,543    1,573,342
								      ----------  ---------  ----------    ----------  -----------
Margin %                                                                   18.6%    (167.8%)      11.5%        (24.3%)       16.4%

OTHER INCOME (DEDUCTIONS):
     Allowance for equity funds used during construction                  26,209          -           -             -       26,209
     Gain/(loss) on sale of assets - net                                   2,609         46       2,571             -        5,226
     Interest and dividend income                                         79,702     37,234      77,222       (34,354)     159,805
     Equity in earnings of unconsolidated equity affiliates                    -          -     180,956             -      180,956
     Miscellaneous - net                                                 (39,364)     5,326      12,738        (1,544)     (22,843)
								      ----------  ---------  ----------    ----------  -----------
			  Total                                           69,157     42,606     273,487       (35,897)     349,352
								      ----------  ---------  ----------    ----------  -----------

INTEREST AND OTHER CHARGES:
     Interest on long-term debt                                          475,022          -      69,898             -      544,920
     Other interest - net                                                104,265     41,559      86,168       (34,353)     197,638
     Distributions on preferred securities of subsidiaries                18,838          -           -             -       18,838
     Allowance for borrowed funds used during construction               (21,419)         -           -             -      (21,419)
								      ----------  ---------  ----------    ----------  -----------
			 Total                                           576,706     41,559     156,066       (34,353)     739,977
								      ----------  ---------  ----------    ----------  -----------

INCOME (LOSS) BEFORE INCOME TAXES                                        874,838    (57,004)    364,884             -    1,182,718

INCOME TAXES                                                             300,284        862     154,546             -      455,693
								      ----------  ---------  ----------    ----------  -----------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE              574,554    (57,866)    210,337             -      727,025

CUMULATIVE EFFECT OF ACCOUNTING CHANGE (net of taxes)                          -          -      23,482             -       23,482
								      ----------  ---------  ----------    ----------  -----------

CONSOLIDATED NET INCOME (LOSS)                                           574,554    (57,866)    233,819             -      750,507

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER                                                                 24,311          -           -             -       24,311
								      ----------  ---------  ----------    ----------  -----------

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK                             $ 550,243   $(57,866)   $233,819    $        -     $726,196
								      ==========  =========  ==========    ==========  ===========
Margin %                                                                    7.4%    (167.2%)      10.8%             -         7.5%

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
   BASIC                                                                   $2.49     ($0.26)      $1.06                      $3.29
   DILUTED                                                                 $2.45     ($0.26)      $1.04                      $3.23
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
   BASIC                                                                                                               220,944,270
   DILUTED                                                                                                             224,733,662

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Year to Date December 31, 2002 vs. 2001
Increase/(Decrease)
(Dollars in thousands)
(Unaudited)
								       U.S.     Parent &   Competitive  Eliminations Consolidated
								    Utilities     Other     Businesses
OPERATING REVENUES:
     Domestic electric                                               $(598,862)    $     -     $     -   $      449    $ (598,413)
     Natural gas                                                       (60,550)          -           -            -       (60,550)
     Competitive businesses                                                  -       6,126    (664,820)       1,793      (656,902)
								    ----------   ---------  ----------   ----------   -----------
			 Total                                        (659,412)      6,126    (664,820)       2,242    (1,315,864)

OPERATING EXPENSES:
      Operating and Maintenance:
	  Fuel, fuel related expenses, and gas purchased for resale   (828,568)          -    (698,513)           -    (1,527,081)
	  Purchased power                                              (46,098)      2,295    (146,037)         742      (189,098)
								    ----------   ---------  ----------   ----------   -----------

     Gross Margin                                                      215,255       3,831     179,730        1,501       400,315
     Margin %                                                             8.2%       (5.6%)      33.3%       (15.8%)        12.9%

	  Nuclear refueling outage expenses                             (6,951)          -      23,399            -        16,447
	  Provision for turbine commitments, asset impairments
	    and restructuring charges                                        -           -     428,456            -       428,456
	  Other operation and maintenance                              273,176         110      61,078        2,006       336,371
     Decommissioning                                                    27,269           -           -            -        27,269
     Taxes other than income taxes                                     (18,997)        (41)       (350)           -       (19,388)
								    ----------   ---------  ----------   ----------   -----------
			 Total                                        (600,168)      2,364    (331,967)       2,747      (927,024)
								    ----------   ---------  ----------   ----------   -----------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AND AMORTIZATION                                                       (59,243)      3,763    (332,853)        (505)     (388,841)
								    ----------   ---------  ----------   ----------   -----------
Margin %                                                                  1.8%       32.5%      (16.1%)       (1.0%)       (0.9%)

DEPRECIATION AND AMORTIZATION:
     Depreciation and amortization                                     105,655         628      11,866            -       118,149
     Other regulatory charges (credits)                               (121,326)          -           -            -      (121,326)
								    ----------   ---------  ----------   ----------   -----------
			Total                                          (15,671)        628      11,866            -        (3,178)
								    ----------   ---------  ----------   ----------   -----------

OPERATING INCOME (LOSS)                                                (43,572)      3,135    (344,719)        (505)     (385,663)
								    ----------   ---------  ----------   ----------   -----------
Margin %                                                                  1.2%       32.9%      (18.0%)       (1.0%)        (2.1%)

OTHER INCOME (DEDUCTIONS):
     Allowance for equity funds used during construction                 5,449           -           -            -         5,449
     Gain/(loss) on sale of assets - net                                 2,785         (44)     (1,355)           -         1,387
     Interest and dividend income                                      (56,471)     (1,801)     20,179       (3,387)      (41,480)
     Equity in earnings of unconsolidated equity affiliates                 (2)          -      24,386            -        24,384
     Miscellaneous - net                                                26,686         (83)    (18,447)         506         8,661
								    ----------   ---------  ----------   ----------   -----------
			  Total                                        (21,554)     (1,928)     24,763       (2,882)       (1,599)
								    ----------   ---------  ----------   ----------   -----------

INTEREST AND OTHER CHARGES:
     Interest on long-term debt                                        (31,868)        640      (6,088)           -       (37,316)
     Other interest - net                                              (76,016)     (6,620)      4,903       (3,388)      (81,120)
     Distributions on preferred securities of subsidiaries                   -           -           -            -             -
     Allowance for borrowed funds used during construction              (3,119)          -           -            -        (3,119)
								    ----------   ---------  ----------   ----------   -----------
			 Total                                        (111,003)     (5,980)     (1,185)      (3,388)     (121,555)
								    ----------   ---------  ----------   ----------   -----------

INCOME (LOSS) BEFORE INCOME TAXES                                       45,877       7,187    (318,771)           -      (265,707)

INCOME TAXES                                                            13,468     (12,114)   (163,108)           -      (161,755)
								    ----------   ---------  ----------   ----------   -----------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE             32,409      19,301    (155,662)           -      (103,952)

CUMULATIVE EFFECT OF ACCOUNTING CHANGE (net of taxes)                        -           -     (23,482)           -       (23,482)
								    ----------   ---------  ----------   ----------   -----------

CONSOLIDATED NET INCOME (LOSS)                                          32,409      19,301    (179,144)           -      (127,434)

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER                                                                 (599)          -           -            -          (599)
								    ----------   ---------  ----------   ----------   -----------

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK                          $   33,008   $  19,301   $(179,144)   $       -     $(126,835)
								    ==========   =========  ==========   ==========   ===========
Margin %                                                                  1.2%       72.5%       (7.2%)           -         (0.3%)

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
   BASIC                                                                 $0.12       $0.09      ($0.81)           -        ($0.60)
   DILUTED                                                               $0.12       $0.09      ($0.80)           -        ($0.59)

*Totals may not foot due to rounding.


Entergy Corporation

Consolidated Cash Flow Statement
Three Months Ended December 31, 2002 vs. 2001
(Dollars in thousands)
(Unaudited)

											 2002           2001         Variance

			      OPERATING ACTIVITIES
Consolidated net income                                                                 $81,671        $26,599        $55,072
Noncash items included in net income:
  Reserve for regulatory adjustments                                                      8,081         (1,318)         9,399
  Other regulatory charges (credits) - net                                                7,504        (14,616)        22,120
  Depreciation, amortization, and decommissioning                                       219,641        214,873          4,768
  Deferred income taxes and investment tax credits                                      (86,758)       140,789       (227,547)
  Allowance for equity funds used during construction                                    (7,928)        (6,950)          (978)
  Cumulative effect of accounting change                                                      -        (23,482)        23,482
  Gain on sale of assets - net                                                           (4,232)        (2,966)        (1,266)
  Equity in undistributed earnings of subsidiaries and unconsolidated affiliates        (62,376)       (23,561)       (38,815)
  Provision for turbine commitments, asset impairments and restructuring charges         36,899              -         36,899
Changes in working capital:
  Receivables                                                                           189,237        268,874        (79,637)
  Fuel inventory                                                                          1,223         21,479        (20,256)
  Accounts payable                                                                      218,225         52,588        165,637
  Taxes accrued                                                                         (33,832)        28,681        (62,513)
  Interest accrued                                                                        2,051          6,997         (4,946)
  Deferred fuel                                                                          70,182        127,902        (57,720)
  Other working capital accounts                                                       (202,241)       (28,687)      (173,554)
Provision for estimated losses and reserves                                              10,335         29,799        (19,464)
Changes in other regulatory assets                                                     (134,571)        57,632       (192,203)
Other                                                                                   198,315        112,156         86,159
										       --------       --------       --------
Net cash flow provided by operating activities                                          511,426        986,789       (475,363)
										       --------       --------       --------


			       INVESTING ACTIVITIES
Construction/capital expenditures                                                      (477,302)      (440,755)       (36,547)
Allowance for equity funds used during construction                                       7,928          6,950            978
Nuclear fuel purchases                                                                  (32,912)       (11,393)       (21,519)
Proceeds from sale/leaseback of nuclear fuel                                             23,602         11,286         12,316
Proceeds from sale of businesses                                                        (29,490)       (21,664)        (7,826)
Investment in other nonregulated/nonutility properties                                  (16,837)       (81,681)        64,844
Decrease (increase) in other investments                                                      -            573           (573)
Changes in other temporary investments - net                                                  -        100,600       (100,600)
Decommissioning trust contributions and realized change in trust assets                 (35,455)       (16,524)       (18,931)
Other regulatory investments                                                              5,872         33,001        (27,129)
Other                                                                                    (2,620)       (55,867)        53,247
										       --------       --------       --------
Net cash flow used in investing activities                                             (557,214)      (475,474)       (81,740)
										       --------       --------       --------


			      FINANCING ACTIVITIES
  Proceeds from the issuance of:
    Long-term debt                                                                      828,740        193,107        635,633
    Common stock                                                                         14,492          2,011         12,481
  Retirement of:
    Long-term debt                                                                     (174,860)       (85,024)       (89,836)
  Repurchase of common stock                                                            (14,920)             -        (14,920)
  Redemption of preferred stock                                                               0              0              -
  Changes in credit line borrowings - net                                              (135,000)      (700,000)       565,000
  Dividends paid:
     Common stock                                                                       (77,777)       (67,010)       (10,767)
     Preferred stock                                                                     (5,916)        (3,763)        (2,153)
										       --------       --------       --------
Net cash flow provided by (used in) financing activities                                434,759       (660,679)     1,095,438
										       --------       --------       --------

Effect of exchange rates on cash and cash equivalents                                    (2,490)          (339)        (2,151)
										       --------       --------       --------

Net increase (decrease) in cash and cash equivalents                                    386,481       (149,703)       536,184

Cash and cash equivalents at beginning of period                                        948,847        901,276         47,571
										       --------       --------       --------

Cash and cash equivalents at end of period                                           $1,335,328       $751,573       $583,755
										     ==========       ========       ========

Entergy Corporation

Consolidated Cash Flow Statement
Year to Date December 31, 2002 vs. 2001
(Dollars in thousands)
(Unaudited)

											 2002           2001         Variance


			      OPERATING ACTIVITIES
Consolidated net income                                                                $623,073       $750,507      ($127,434)
Noncash items included in net income:
  Reserve for regulatory adjustments                                                     18,848       (359,199)       378,047
  Other regulatory charges (credits) - net                                             (141,836)       (20,510)      (121,326)
  Depreciation, amortization, and decommissioning                                       869,638        724,222        145,416
  Deferred income taxes and investment tax credits                                     (256,664)        87,752       (344,416)
  Allowance for equity funds used during construction                                   (31,658)       (26,209)        (5,449)
  Cumulative effect of accounting change                                                      -        (23,482)        23,482
  Gain loss on sale of assets - net                                                      (6,612)        (5,226)        (1,386)
  Equity in undistributed earnings of subsidiaries and unconsolidated affiliates       (203,340)      (168,873)       (34,467)
  Provision for turbine commitments, asset impairments and restructuring charges        428,456              -        428,456
Changes in working capital:
  Receivables                                                                           (43,957)       302,230       (346,187)
  Fuel inventory                                                                          1,030         (3,419)         4,449
  Accounts payable                                                                      286,230       (415,160)       701,390
  Taxes accrued                                                                         462,956        486,676        (23,720)
  Interest accrued                                                                        7,209         17,287        (10,078)
  Deferred fuel                                                                         156,181        495,007       (338,826)
  Other working capital accounts                                                       (286,232)       (39,978)      (246,254)
Provision for estimated losses and reserves                                              10,533         19,093         (8,560)
Changes in other regulatory assets                                                       71,933        119,215        (47,282)
Other                                                                                   215,915        275,615        (59,700)
										     ----------     ----------       --------
Net cash flow provided by operating activities                                        2,181,703      2,215,548        (33,845)
										     ----------     ----------       --------


			       INVESTING ACTIVITIES
Construction/capital expenditures                                                    (1,530,301)    (1,380,417)      (149,884)
Allowance for equity funds used during construction                                      31,658         26,209          5,449
Nuclear fuel purchases                                                                 (250,309)      (130,670)      (119,639)
Proceeds from sale/leaseback of nuclear fuel                                            183,664         71,964        111,700
Proceeds from sale of businesses                                                        215,088        784,282       (569,194)
Investment in other nonregulated/nonutility properties                                 (216,956)      (647,015)       430,059
Decrease (increase) in other investments                                                 38,964       (631,975)       670,939
Changes in other temporary investments - net                                            150,000       (150,000)       300,000
Decommissioning trust contributions and realized change in trust assets                 (84,914)       (95,571)        10,657
Other regulatory investments                                                            (39,390)        (3,460)       (35,930)
Other                                                                                   114,033        (68,067)       182,100
										     ----------     ----------       --------
Net cash flow used in investing activities                                           (1,388,463)    (2,224,720)       836,257
										     ----------     ----------       --------


			      FINANCING ACTIVITIES
  Proceeds from the issuance of:
    Long-term debt                                                                    1,197,330        682,402        514,928
    Common stock                                                                        130,061         64,345         65,716
  Retirement of:
    Long-term debt                                                                   (1,341,274)      (962,112)      (379,162)
  Repurchase of common stock                                                           (118,499)       (36,895)       (81,604)
  Redemption of preferred stock                                                          (1,858)       (39,574)        37,716
  Changes in credit line borrowings - net                                               244,333        (37,004)       281,337
  Dividends paid:
     Common stock                                                                      (298,991)      (269,122)       (29,869)
     Preferred stock                                                                    (23,712)       (24,044)           332
										     ----------     ----------       --------
Net cash flow used in financing activities                                             (212,610)      (622,004)       409,394
										     ----------     ----------       --------

Effect of exchange rates on cash and cash equivalents                                     3,125            325          2,800
										     ----------     ----------       --------

Net increase (decrease) in cash and cash equivalents                                    583,755       (630,851)     1,214,606

Cash and cash equivalents at beginning of period                                        751,573      1,382,424       (630,851)
										     ----------     ----------       --------

Cash and cash equivalents at end of period                                           $1,335,328       $751,573       $583,755
										     ==========     ==========       ========
